UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE
14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
BIG 5 SPORTING GOODS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BIG 5 SPORTING GOODS CORPORATION

2525 EAST EL SEGUNDO BOULEVARD

EL SEGUNDO, CALIFORNIA 90245

April 23, 2025

Dear Fellow Stockholder:

You are cordially invited to participate in the Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation (the “Company”), on June 10, 2025, at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. You will be able to participate in the Annual Meeting by logging in at www.virtualshareholdermeeting.com/BGFV2025. Details regarding how to participate in the Annual Meeting online are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.

the re-election of Lily W. Chang and Van B. Honeycutt as Class B directors to the Company’s Board of Directors (the “Board”), each to hold office until the 2028 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified);

2.	an advisory vote to approve the compensation paid to our named executive officers;

3.	the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2025;

4.

a proposal to amend and restate the Company’s 2019 Equity Incentive Plan, which would increase the number of shares available for grant thereunder by 3,750,000 and implement certain technical updates and enhancements to the plan; and

5.	the transaction of such other business as may properly come before the Annual Meeting.

Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement, proxy card and the Company’s 2024 Annual Report on Form 10-K.

Your vote is very important regardless of how many shares you own. We hope you can participate in the Annual Meeting. However, whether or not you plan to participate in the Annual Meeting, we request that you submit your proxy through one of the methods described in the enclosed Proxy Statement.

Sincerely,

Steven G. Miller

Chairman of the Board, President

and Chief Executive Officer

BIG 5 SPORTING GOODS CORPORATION

2525 EAST EL SEGUNDO BOULEVARD

EL SEGUNDO, CALIFORNIA 90245

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 10, 2025

TO THE STOCKHOLDERS OF BIG 5 SPORTING GOODS CORPORATION:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation, a Delaware corporation (“we”, “us”, “our” and the “Company”), will be held on June 10, 2025, at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof (the “Annual Meeting”). There will be no physical location for stockholders to attend. Stockholders may only participate by logging in at www.virtualshareholdermeeting.com/BGFV2025. To participate in the Annual Meeting, you will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.

At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon:

1.

the re-election of Lily W. Chang and Van B. Honeycutt as Class B directors to the Company’s Board of Directors (the “Board”), each to hold office until the 2028 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified);

2.	an advisory vote to approve the compensation paid to our named executive officers;

3.	the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2025;

4.

a proposal to amend and restate the Company’s 2019 Equity Incentive Plan, which would increase the number of shares available for grant thereunder by 3,750,000 and implement certain technical updates and enhancements to the plan; and

5.	the transaction of such other business as may properly come before the Annual Meeting.

Only stockholders of record of the Company’s common stock at the close of business on April 14, 2025 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Whether or not you plan to attend the Annual Meeting virtually, please consider voting prior to the meeting at www.proxyvote.com, or by calling 1-800-690-6903 or completing, signing, dating and returning the proxy card. Voting prior to the Annual Meeting does not deprive you of your right to attend and to vote your shares during the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company, 2525 East El Segundo Boulevard, El Segundo, California 90245 for at least ten days prior to the Annual Meeting and will also be available for inspection on the virtual meeting website during the meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO PARTICIPATE IN THE ANNUAL MEETING, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE EITHER (I) THROUGH THE INTERNET, (II) BY TELEPHONE OR (III) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

BY ORDER OF THE BOARD OF DIRECTORS,

Ian R. Landgreen

Secretary

El Segundo, California

April 23, 2025

BIG 5 SPORTING GOODS CORPORATION

2525 EAST EL SEGUNDO BOULEVARD

EL SEGUNDO, CALIFORNIA 90245

PROXY STATEMENT RELATING TO

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 10, 2025

This Proxy Statement is being furnished to the stockholders of Big 5 Sporting Goods Corporation, a Delaware corporation (“we”, “us”, “our” and the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board ”) for use at the Annual Meeting of the Company’s stockholders to be held on June 10, 2025, at 10:00 a.m. Pacific Time, online at www.virtualshareholdermeeting.com/BGFV2025, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, holders of the Company’s common stock, $0.01 par value per share, will be asked to vote upon: (i) the re-election of Lily W. Chang and Van B. Honeycutt as Class B directors to the Company’s Board of Directors, each to hold office until the 2028 annual meeting of stockholders; (ii) an advisory vote to approve the compensation paid to our named executive officers; (iii) the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2025; (iv) a proposal to amend and restate the Company’s 2019 Equity Incentive Plan, which would increase the number of shares available for grant thereunder by 3,750,000 and implement certain technical updates and enhancements to the plan; and (v) any other business that properly comes before the Annual Meeting.

This Proxy Statement and the accompanying proxy card are first being mailed to the Company’s stockholders on or about April 26, 2025. The address of the principal executive offices of the Company is 2525 East El Segundo Boulevard, El Segundo, California 90245.

Important Notice Regarding Availability of Proxy Materials for the 2025 Annual Meeting

of Stockholders to be Held on June 10, 2025:

The Notice of Annual Meeting and Proxy Statement, and the Annual Report to Stockholders, are

available to stockholders at www.proxyvote.com

ANNUAL MEETING

Record Date; Outstanding Shares; Quorum

Only holders of record of the Company’s common stock at the close of business on April 14, 2025 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 22,855,063 shares of common stock outstanding and entitled to vote, held of record by 507 stockholders. At least one-third, or 7,618,355 of these shares, present at the Annual Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each of the Company’s stockholders is entitled to one vote for each share of common stock standing in such stockholder’s name on the books of the Company as of the Record Date on any matter submitted to the stockholders. All properly submitted and unrevoked proxies will be counted for purposes of determining whether a quorum is present, including those providing for abstention and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote.

General Information Regarding the Annual Meeting

•

Date and Time. The Annual Meeting will be held “virtually” through an audio webcast on Tuesday, June 10, 2025, at 10:00 a.m., Pacific Time. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.

•

Access to the Audio Webcast of the Annual Meeting. The audio webcast of the Annual Meeting will begin promptly at 10:00 a.m., Pacific Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the Annual Meeting prior to the start time.

•

Log-in Instructions and Technical Support. As the Annual Meeting is being conducted via an audio webcast, there is no physical meeting location. You can attend the Annual Meeting and vote at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/BGFV2025. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the Annual Meeting starts. If you have difficulty accessing the Annual Meeting or require technical support during the meeting, please call the technical support number that will be posted on the log-in page for the Annual Meeting.

•

Questions. You will be able to submit written questions during the Annual Meeting by following the instructions that will be available on the Annual Meeting website during the Annual Meeting. Only questions pertinent to meeting matters or the Company and submitted in accordance with the Annual Meeting’s Rules of Conduct will be answered during the meeting, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. The Annual Meeting’s Rules of Conduct will be available on the Annual Meeting website.

Proposals to be Presented at the Annual Meeting

There are four matters to be presented for a vote at the Annual Meeting:

•

“Proposal No. 1”: the re-election of Lily W. Chang and Van B. Honeycutt as Class B directors to the Company’s Board, each to hold office until the 2028 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified);

•	“Proposal No. 2”: an advisory vote to approve the compensation paid to our named executive officers;

•	“Proposal No. 3”: the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2025; and

•

“Proposal No. 4”: a proposal to amend and restate the Company’s 2019 Equity Incentive Plan (the “Equity Plan Proposal”), which would increase the number of shares available for grant thereunder by 3,750,000 and implement certain technical updates and enhancements to the plan.

Recommendation of the Company’s Board of Directors

The Board recommends that you vote using the proxy card:

•

FOR Proposal No. 1, the re-election of Lily W. Chang and Van B. Honeycutt as Class B directors to the Company’s Board, each to hold office until the 2028 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified);

•	FOR Proposal No. 2, approval, on an advisory basis, of the compensation paid to the Company’s named executive officers;

•	FOR Proposal No. 3, the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2025; and

•

FOR Proposal No. 4, the Equity Plan Proposal to amend and restate the Company’s 2019 Equity Incentive Plan, which would increase the number of shares available for grant thereunder by 3,750,000 and implement certain technical updates and enhancements to the plan.

Proxy Cards

If you hold shares of the Company’s common stock in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please vote each proxy card you receive. Only your latest dated proxy for each account will be voted.

Methods of Voting; Revocability

By Internet or Telephone

If you hold shares of the Company’s common stock directly in your name as a stockholder of record, you may vote electronically via the internet at www.proxyvote.com, or by telephone by calling 1-800-690-6903. You will be required to enter the control number that is included on your proxy card.

If you hold shares of the Company’s common stock in street name through a broker or other nominee, you may vote electronically via the internet or by telephone by following the voting instructions on the enclosed proxy card. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee.

Online and telephone proxy voting is available 24 hours per day. Votes submitted via the internet or by telephone must be received by 11:59 p.m. (Eastern Time) on June 9, 2025.

By Mail

If you hold shares of the Company’s common stock directly in your name as a stockholder of record, you may vote by mail by marking, signing and dating your proxy card and returning it using the pre-paid return envelope provided. The Company must receive your proxy card no later than the close of business on June 9, 2025.

If you hold shares of the Company’s common stock in street name through a broker or other nominee, you may vote by mail by marking, signing and dating your proxy card and returning it using the pre-paid return envelope provided by the deadline shown on your proxy card.

At the Annual Meeting

To vote at the Annual Meeting, log in at www.virtualshareholdermeeting.com/BGFV2025. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. If you are the beneficial owner of shares held through a broker, or other nominee, please follow the instructions provided by your broker, trustee or nominee.

When a stockholder submits a proxy via the internet or by telephone, his or her proxy is recorded immediately. The Company encourages its stockholders to submit their proxies using these methods whenever possible. If you submit a proxy via the internet or by telephone, please do not return your proxy card by mail. If you cast votes at the Annual Meeting, those votes will supersede any votes that you previously submitted — whether via the internet, by telephone or by mail.

Your vote is important. Accordingly, please submit your proxy via the internet, by telephone or by mail, whether or not you plan to attend the Annual Meeting.

Stockholders are requested to submit their proxies through one of the above methods. All properly submitted proxies will be voted in accordance with the instructions indicated. If you are a registered holder and you submit your proxy but do not specify how the shares represented thereby are to be voted, your shares will be voted “FOR” the re-election of Lily W. Chang and Van B. Honeycutt to serve as directors on the Board, “FOR” Proposal No. 2, “FOR” Proposal No. 3, and “FOR” Proposal No. 4.

The Board does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. By signing and returning a proxy card, a stockholder confers discretionary authority on the proxies (who are persons designated by the

Board) to vote all shares covered by the proxy card in their discretion on any other matter that may properly come before the Annual Meeting.

Revocability of Proxies; Changing Your Vote

Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering a written revocation notice to the Secretary of Big 5 Sporting Goods Corporation, 2525 East El Segundo Boulevard, El Segundo, California 90245, (ii) submitting a valid, timely, later-dated proxy by mail, telephone or the internet or (iii) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any notice of revocation sent to the Company must include the stockholder’s name and be received by the Company prior to the close of business on June 9, 2025.

Votes Required

For Proposal No. 1, a nominee for re-election as a director shall be re-elected to the Board if the votes cast “for” such nominee’s re-election exceed the votes cast “against” such nominee’s re-election.

For Proposal No. 2, our stockholders will have an advisory vote to approve the compensation paid to our named executive officers as described in this Proxy Statement. Because the vote is advisory, it will not be binding upon our Board. However, the Board and the Compensation Committee will consider the result of the vote when making future decisions regarding our executive compensation policies and practices. Affirmative votes representing a majority of the votes cast, affirmatively or negatively, with respect to Proposal No. 2 at the Annual Meeting will be required to adopt the resolution and approve, on a nonbinding and advisory basis, the compensation of our named executive officers as such compensation is described in this Proxy Statement.

For Proposal No. 3, affirmative votes representing a majority of the votes cast, affirmatively or negatively, with respect to Proposal No. 3 at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s 2025 fiscal year.

For Proposal No. 4, the Equity Plan Proposal, under Nasdaq Stock Market (“Nasdaq”) rules, affirmative votes representing a majority of the votes cast, affirmatively or negatively, will be required to approve the amendment and restatement of the 2019 Equity Incentive Plan.

Broker Non-Votes; Abstentions

The term broker non-vote refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. The election of directors, the advisory vote on executive compensation, and the Equity Plan Proposal are not matters on which a broker or other nominee has discretionary authority to vote, and therefore there may be broker non-votes on Proposal Nos. 1, 2 and 4. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2025 is a matter considered routine under applicable rules, and, accordingly, we do not expect to receive broker non-votes with respect to Proposal No. 3.

If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares, such shares will be considered present at the meeting for purposes of determining a quorum on all matters, but will not be considered to be votes cast.

In addition, a stockholder may vote to “abstain” with respect to Proposal Nos. 1, 2, 3 or 4 or on any other proposals which may properly come before the Annual Meeting.

Proposal No. 1 is to be determined by a majority of the votes cast “for” and “against” each nominee’s re-election. Broker non-votes and abstentions will not be counted as a vote cast either “for” or “against” that nominee’s re-election and therefore will have no effect on the outcome of this proposal.

The approval of each of Proposal Nos. 2, 3 and 4 requires affirmative votes representing a majority of the votes cast, affirmatively or negatively. Broker non-votes and abstentions will have no effect on the outcomes of these proposals.

Solicitation of Proxies and Expenses

This proxy solicitation is made by the Company, and the Company will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, certain of our directors and executive officers may, without additional compensation, solicit proxies by mail, in person or by telephone or other electronic means. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

(Item No. 1 on Proxy Card)

General

Proposal No. 1 concerns the election of three Class B directors. The Board consists of three classes: Class A directors, Class B directors and Class C directors. The current terms of office of the Class A directors, Class B directors and Class C directors expire in the year 2025 (Class B), the year 2026 (Class C), and the year 2027 (Class A). The terms of the Class B directors elected at the Annual Meeting will expire in the year 2028. Directors are elected to three-year terms, and each director holds office until such director’s successor is duly elected and qualified.

Each of our Class B director nominees, Lily W. Chang and Van B. Honeycutt, has consented to being named in this Proxy Statement and has agreed to serve as a Class B director if re-elected. Each of the nominees currently serves on the Board. Certain information with respect to these nominees, as well as our Class A directors and Class C directors, is set forth below. Although we anticipate that each nominee will be available to serve as a director, if any nominee becomes unable to serve or for good cause will not serve, the proxies will be voted by the proxy holders as directed by the Board.

Unless specific instructions to vote otherwise have been given, the persons named in the proxy as proxy holders intend to vote at the Annual Meeting “for” with respect to the re-election of each nominee presented below. In the election of directors, assuming a quorum is present, a nominee for re-election as a director shall be re-elected to the Board if the votes cast “for” such nominee’s re-election exceed the votes cast “against” such nominee’s re-election. All properly submitted and unrevoked proxies will be counted for purposes of determining whether a quorum is present, including those providing for abstention and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote. Broker non-votes and abstentions will not be counted as a vote cast either “for” or “against” that nominee’s re-election and therefore will have no effect on the re-election of the nominees listed below.

Based on definitions of independence established by Nasdaq, and the determinations of our Nominating and Corporate Governance Committee and our Board, Lily W. Chang and Van B. Honeycutt are and would be independent directors.

Required Vote

A nominee for re-election as a director shall be re-elected to the Board if the votes cast “for” such nominee’s re-election from holders of shares of stock represented and voting at the Annual Meeting exceed the votes cast “against” such nominee’s re-election.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

Class B Directors Whose Terms Will Expire in 2025 and are Nominees by the Board of Directors for Re-election at the Annual Meeting

Lily W. Chang has served as a director since October 2021. Until the end of 2023, Ms. Chang held various roles with Leonard Green & Partners (“LGP”), a private equity firm, since 2004. She served as Senior Advisor of LGP and prior to that, was Chief Portfolio Services Officer of LGP. In her roles at LGP, Ms. Chang led collaborative efforts to drive results and innovation with portfolio companies across a broad array of industries, including retail and consumer services. Prior to joining LGP, Ms. Chang worked in strategy and planning roles at Nissan North America and Nissan Motor Acceptance Corporation, was a partner with eCompanies Venture Group, and held finance and management positions with The Walt Disney Company and Procter & Gamble. Ms. Chang was also previously a member of the board of directors of JOANN Stores, a specialty retailer of fabrics and crafts. Age: 59.

We believe that Ms. Chang’s broad-based experience from working with many leading retail and consumer companies, as well as her private equity background and operational focus and expertise, offer a valuable perspective and skill set to our Board.

Van B. Honeycutt has served as a director since April 2013, and has served as the Lead Independent Director on our Board since October 2016. Mr. Honeycutt is retired. Prior to his retirement in 2007, Mr. Honeycutt was the Chairman and Chief Executive Officer of Computer Sciences Corporation (“CSC”), a leading global provider of technology-enabled business solutions and services. He joined CSC in 1975, serving in a variety of managerial and executive positions, including Vice President and General Manager of CSC’s Business Services Division, President of CSC Credit Services, Corporate Vice President and President of CSC’s Industry Services Group, and President and Chief Operating Officer of CSC. He was named Chief Executive Officer in 1995 and Chairman in 1997, and served in those positions until his retirement in 2007. Mr. Honeycutt also served on the board of directors of Beckman Coulter, Inc. from 1998 until 2011, and had previously served on the boards of directors of Tenet Healthcare Corporation and FHP International Corporation. In addition, Mr. Honeycutt was appointed by the President of the United States to the National Security Telecommunications Advisory Committee in 1995 and served on the committee for 10 years and as chairman for two years. Age: 80.

Mr. Honeycutt has extensive executive, financial and board experience, including service as Chairman and CEO of a leading publicly traded technology company and membership on the boards of other public companies. He brings extensive financial, operational and corporate governance knowledge to our Board, as well as strategic expertise and skills from the technology industry that we believe can help the Company use technology to improve operational efficiency.

Class C Directors Whose Terms Will Expire in 2026

Jennifer H. Dunbar has served as a director since February 2004. From 1994 to 1998, Ms. Dunbar was a partner with Leonard Green & Partners, L.P., a private equity firm, which she joined in 1989. Ms. Dunbar began her career as a financial analyst in the Mergers and Acquisitions Department of Morgan Stanley in 1985. Ms. Dunbar has served on the boards of trustees of various funds in the PIMCO Funds complex since April 2015 (PIMCO Funds, PIMCO Variable Investment Trust and PIMCO ETF Trust since April 2015 and PIMCO Equity Series and PIMCO Equity Series VIT since February 2016), where she is the chair of the Investment Performance Committee and a member of the Audit, Governance and Valuation Oversight Committees. Each of the PIMCO entities is a registered investment company under the Investment Company Act of 1940, as amended. Ms. Dunbar has also served as a member of the board of directors of PS Business Parks, Inc., a real estate investment trust, where she chaired the Compensation Committee and served on the Audit Committee. Age: 62.

Ms. Dunbar has extensive financial expertise, knowledge of investment banking and experience in private equity investments and mergers and acquisitions, which we believe is valuable to our Board. We believe her past experience as a member of public company boards, including five companies in the retail sector, and as a member of a number of public company board committees, including seven audit committees and nine compensation committees, is also extremely valuable to our Board.

Steven G. Miller has served as Chairman of the Board, Chief Executive Officer and President since 2002, 2000 and 1992, respectively. Mr. Miller has also served as a director since June 2002. In addition, Mr. Miller served as Chief Operating Officer from 1992 to 2000 and as Executive Vice President, Administration from 1988 to 1992. Age: 73.

Mr. Miller has over 50 years of experience at almost every level of the Company, which we believe positions him to provide essential insight from an inside perspective of the day-to-day operations of the Company. We also believe his comprehensive knowledge of the Company’s business and the retail sporting goods industry is invaluable to our Board.

Class A Directors Whose Terms Will Expire in 2027

Colleen B. Brown has served as a director since August 2019. Ms. Brown was previously President, Chief Executive Officer and a director of Fisher Communications Inc., a public multimedia company. She also has served in various leadership capacities with media companies Belo Corp., Lee Enterprises and Gannett. In addition, Ms. Brown was the founder of Marca Global, an innovative marketing and internet technology company. Ms. Brown currently serves on the board of TrueBlue, where she is chair of the Nominating & Corporate Governance Committee and a member of the Compensation Committee and the Innovation and Technology Committee. She also serves on the boards of privately held Port Blakely Forestry, as well as non-profit Delta Dental of Washington. Over the course of her career, Ms. Brown has served on numerous other corporate boards, including Spark Networks, where she served as board chair and interim CEO, American Apparel, where she served as board chair, DataSphere Technologies, BECU (Boeing Employees Credit Union), CareerBuilder and Classified Ventures. Age: 66.

Ms. Brown brings extensive executive and boardroom experience in strategic planning, operations, finance, technology and corporate governance matters through a distinguished career of proven leadership that has included service as chair of a two public company boards, Chief Executive Officer of two public companies and senior officer of multiple leading media and technology companies. We believe that Ms. Brown’s executive experience provides a valuable perspective on our Board.

Stephen E. Carley has served as a director since October 2019. Mr. Carley was previously Chief Executive Officer of Red Robin Gourmet Burgers for nearly six years and President and Chief Executive Officer of El Pollo Loco for almost ten years. He also served as President and Chief Operating Officer of the Universal City Hollywood theme park and entertainment complex, and served for eleven years at Pepsico in a variety of leadership positions within its Taco Bell division and other divisions. He began his career in marketing and product management with General Mills and The Pillsbury Company. Mr. Carley currently serves as a board member and Executive Chairman for United FP, the largest franchisee of Planet Fitness health clubs, an Executive Council member for American Securities, an investment firm, and a board member for the Retail Analytics Council at Northwestern University. He previously served as a director for Red Robin Gourmet Burgers, El Pollo Loco and Harte Hanks, a global marketing firm. Age: 72.

Mr. Carley brings comprehensive operating experience as chief executive and chief operating officer of several companies, including multi-unit consumer-facing businesses, as well as a strong background in marketing leadership roles across many leading brands. We believe his operational and marketing experience provide a valuable addition to our Board.

David R. Jessick has served as a director since March 2006. Mr. Jessick is retired. Prior to his retirement in 2005, Mr. Jessick served as consultant to the chief executive and senior financial staff at Rite Aid Corp., a retail drug store company, from 2002 to 2005. Mr. Jessick served as Rite Aid’s Senior Executive Vice President and Chief Administrative Officer from 1999 to 2002. Prior to joining Rite Aid, from 1997 to 1999, Mr. Jessick was the Chief Financial Officer for Fred Meyer, Inc., where he also served as Executive Vice President, Finance and Investor Relations. From 1979 to 1996, he held various financial positions, including Senior Executive Vice President and Chief Financial Officer, with Thrifty Payless, Inc. and Payless Drugstores Northwest, Inc. Mr. Jessick began his career as a certified public accountant with Peat, Marwick, Mitchell & Co. Mr. Jessick previously served on the board of directors of Rite Aid Corp. and DFC Global. Age: 71.

Mr. Jessick has more than 30 years of experience as a corporate financial executive and chief financial officer of publicly traded companies in the retail sector. He has been a member of several public company boards, including three companies in the retail sector, served as chairman of the board of a publicly traded company in the retail sector, and served on a number of public company board committees, including three audit committees. We believe that Mr. Jessick’s extensive experience with the financial and operational issues of publicly traded companies, especially those in the retail sector, is invaluable to our Board.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table lists the current members of the Board, their age, and information regarding their class and committee membership:

Name	Age	Class	Expiration of Current Term
Lily W. Chang (a)(c)	59	B	2025
Van B. Honeycutt (b)(c)	80	B	2025
Jennifer H. Dunbar (b)(c)	62	C	2026
Steven G. Miller	73	C	2026
Colleen B. Brown (a)(c)	66	A	2027
Stephen E. Carley (a)(b)	72	A	2027
David R. Jessick (a)(b)	71	A	2027

(a)	Member of the Audit Committee

(b)	Member of the Compensation Committee

(c)	Member of the Nominating and Corporate Governance Committee

The following table describes the current demographics of the Board. Of the seven directors who currently serve on the Board, three are female and one is an underrepresented minority.

Board Diversity Matrix (As of April 14, 2025)

Total Number of Directors	7

	Female	Male	Non- Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	4	—	—

Part II: Demographic Background

African American or Black	—	—	—	—

Alaskan Native or Native American	—	—	—	—

Asian	1	—	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	2	4	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—

Did Not Disclose Demographic Background	—

Board Meetings, Board Committees and Board Structure

The Board held five meetings during the fiscal year ended December 29, 2024. During the fiscal year ended December 29, 2024, each incumbent director of the Company attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of the committees on which such director served (in each case, during the periods that such director served). Due to a lack of stockholder attendance at the Company’s annual meetings, the Board no longer has a policy regarding attendance at the annual meeting of stockholders by directors or nominees. Steven G. Miller attended the Company’s 2024 annual meeting of stockholders.

Each director holds office until such director’s resignation or until a successor is duly elected and qualified. It is the policy of the Board that a majority of the Board shall be “independent” as that term is defined in Nasdaq

Listing Rule 5605(a)(2). The Board has determined that Colleen B. Brown, Stephen E. Carley, Lily W. Chang, Jennifer H. Dunbar, Van B. Honeycutt and David R. Jessick, each of whom is a current member of the Board, are independent.

Executive Sessions of Independent Directors

To promote open discussion among the independent directors, the independent directors meet in executive session as deemed necessary and at least quarterly after regularly scheduled board meetings. The Lead Independent Director presides at these executive sessions. Any independent director may request that an executive session of the independent members of the Board be scheduled. Following such meetings, the Lead Independent Director (or another designated director) will discuss with the Chairman of the Board and Chief Executive Officer, to the extent appropriate, matters emanating from the executive sessions. The independent directors met in executive session four times during the fiscal year ended December 29, 2024.

Audit Committee

The Board has a standing Audit Committee, separately-designated and established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is chaired by David R. Jessick and currently consists of Mr. Jessick, Colleen B. Brown, Stephen E. Carley and Lily W. Chang. The Board has determined that each of the members of the Audit Committee (i) is “financially literate” (including the ability to read and understand financial statements) and an “independent director” (as that term is defined in Nasdaq Listing Rule 5605(a)(2)), (ii) meets the additional audit committee independence requirements set forth in Nasdaq Listing Rule 5605(c)(2), and (iii) qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. The Audit Committee held five meetings during the fiscal year ended December 29, 2024.

Pursuant to its written charter, the functions of the Audit Committee are, among other things, to:

•

be directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•

pre-approve all audit and permissible non-audit services to be performed for the Company by its independent registered public accounting firm in accordance with the provisions of Section 10A(i) of the Exchange Act;

•

establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•

review and discuss with the Company’s management and independent registered public accounting firm the Company’s financial disclosures, including its audited annual and unaudited quarterly consolidated financial statements, as well as the adequacy and effectiveness of the Company’s internal accounting controls;

•	discuss with the Company’s management and independent registered public accounting firm any significant changes to the Company’s accounting principles;

•

review the independence and performance of the Company’s independent registered public accounting firm, as well as the independent registered public accounting firm’s internal quality control procedures; and

•	review from time to time and make recommendations with respect to the Company’s policies relating to management conduct and oversee procedures and practices to ensure compliance with such policies.

The charter for the Audit Committee can be found on the Company’s website at www.big5sportinggoods.com. To locate the charter, go to the “Investor Relations” section of the website and click on “Corporate Governance.”

Compensation Committee

The Board has a standing Compensation Committee, which is chaired by Stephen E. Carley, and currently consists of Mr. Carley, Jennifer H. Dunbar, Van B. Honeycutt and David R. Jessick. Each of the members of the Compensation Committee is (i) an “independent director” within the meaning of Nasdaq Listing Rule 5605(a)(2) and meets the additional requirements for compensation committee members set forth in Nasdaq Listing Rule 5605(d)(2), and (ii) is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. Among other things, the function of the Compensation Committee is to review and determine the compensation and benefits of the Company’s executive officers and to administer the Company’s 2019 Equity Incentive Plan (the “2019 Equity Plan”). The Compensation Committee held three meetings during the fiscal year ended December 29, 2024.

The Compensation Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to a subcommittee so long as such subcommittee consists of at least two members of the Compensation Committee. The Compensation Committee has not formed any such subcommittees to date. The Compensation Committee typically receives and considers, to the extent it considers appropriate, recommendations from the Company’s Chief Executive Officer, Steven G. Miller, in connection with its compensation decisions. In carrying out its purposes and responsibilities, the Compensation Committee has authority to retain outside counsel or other experts or consultants, as it deems appropriate. The Compensation Committee has on occasion used outside consultants in making compensation determinations, but did not engage a compensation consultant for the purpose of making compensation determinations for the Company’s 2024 fiscal year.

The charter for the Compensation Committee can be found on the Company’s website at www.big5sportinggoods.com. To locate the charter, go to the “Investor Relations” section of the website and click on “Corporate Governance.”

Nominating and Corporate Governance Committee

The Board has a standing Nominating and Corporate Governance Committee, which is chaired by Jennifer H. Dunbar and currently consists of Ms. Dunbar, Colleen B. Brown, Lily W. Chang and Van B. Honeycutt. Each of the members of the Nominating and Corporate Governance Committee is an “independent director” as that term is defined in Nasdaq Listing Rule 5605(a)(2). Among other things, the function of the Nominating and Corporate Governance Committee is to (i) identify, screen, review and recommend to the Board individuals qualified to be nominated for election to the Board and to fill vacancies or newly created positions on the Board, consistent with criteria approved by the Board, (ii) recommend to the Board the directors to serve on each Board committee, (iii) assess and, as necessary, develop and recommend to the Board corporate governance policies for the Company, and (iv) oversee the evaluation of the Board. As required by its Charter, the Nominating and Corporate Governance Committee annually oversees a review of the performance of the full Board and confirms that each committee is periodically reviewing its own charter and performance. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended December 29, 2024.

The charter for the Nominating and Corporate Governance Committee can be found on the Company’s website at www.big5sportinggoods.com. To locate the charter, go to the “Investor Relations” section of the website and click on “Corporate Governance.”

Director Qualifications and Nominations Process

It is the policy of the Board that, in addition to being approved by a majority of the Board, each director nominee must first be recommended by the Nominating and Corporate Governance Committee.

The policy of the Nominating and Corporate Governance Committee is to recommend and encourage the selection of directors who have achieved success in their personal fields and who demonstrate integrity and high personal and professional ethics, sound business judgment and willingness to devote the requisite time to their duties as director, and who will contribute to the overall corporate goals of the Company. Candidates are evaluated and selected based on their individual merit, as well as in the context of the composition and needs of the Board as a whole, including the independence requirements imposed by Nasdaq and the Securities and Exchange Commission. In evaluating the suitability of individual candidates for election or re-election to the Board, the Nominating and Corporate Governance Committee and the Board take into account many factors, including understanding of the retail industry, sales and marketing, finance, technology and other elements relevant to the Company’s business, as well as educational and professional background, the individual’s enhancement to diversity of the Board and past performance as a director. The Nominating and Corporate Governance Committee and the Board evaluate each individual with the objective of recommending a group of directors that can best perpetuate and build on the success of the business and represent stockholder interests. The Nominating and Corporate Governance Committee strives to create a Board composed of a collection of individuals with a variety of complementary skills who, as a group, possess the appropriate skills and experience to oversee the Company’s business. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee and the Board also consider the director’s past attendance at, and participation in, meetings of the Board and its committees and contributions to its activities. In the event of a potential or actual vacancy, the Nominating and Corporate Governance Committee and the Board use the Board’s network of contacts to identify potential candidates. In addition, the Nominating and Corporate Governance Committee has engaged professional search firms in the past to assist in identifying qualified candidates and may do so in the future when they deem appropriate.

Pursuant to our Director Qualifications and Nominations, Board Meetings and Stockholder Communications Policy (which is available on the “Investor Relations” section of the Company’s website under “Corporate Governance”), a stockholder who has beneficially owned more than five percent of the Company’s then-outstanding shares of common stock for a period of at least three years as of the date of making the proposal may propose candidates for consideration by the Nominating and Corporate Governance Committee and the Board by submitting the names and supporting information to: Big 5 Sporting Goods Corporation, Attention: Secretary, 2525 East El Segundo Blvd, El Segundo, CA 90245-4632. A stockholder recommendation for nomination must contain the following information (i) about the proposed nominee (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the number of shares of capital stock of the Company which are owned beneficially or of record by the person, including equity derivatives such as options or futures, (d) a resume of the person’s business and educational background, (e) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (f) confirmation that the person is willing to serve as a director if nominated and elected, and (ii) as to the stockholder making the recommendation (a) the name and record address of such stockholder, (b) the number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (c) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings between such stockholder and the proposed nominee, (d) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (e) documentary support that the stockholder satisfies the requisite stock ownership threshold and holding period. Neither the Nominating and Corporate Governance Committee nor the Board intends to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder.

Majority Voting Policy

The Board has adopted a policy statement on majority voting (which is available on the “Investor Relations” section of the Company’s website under “Corporate Governance”). Under this policy a nominee for a director position in an uncontested election must receive more votes cast “for” than “against” his or her election or re-election (with abstentions and broker non-votes not counted as a vote cast either for or against that nominee’s election) in order to be elected or re-elected to the Board. Any incumbent nominee for director in an uncontested election who receives the same or a greater number of votes “against” his or her election than votes “for” such election shall promptly tender his or her resignation, which resignation shall only be effective upon acceptance by the Board. The Nominating and Corporate Governance Committee will evaluate the resignation and recommend to the Board whether to accept the resignation or to take some other action.

Board Leadership Structure

Steven G. Miller serves as both the Chief Executive Officer and the Chairman of the Board. Given Mr. Miller’s long-standing association with the Company, and his extensive knowledge of and experience with the retail sporting goods industry, the Board believes that Mr. Miller’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. The Board believes that Mr. Miller’s extensive experience provides him with detailed and in-depth knowledge of the Company’s business and industry and the issues facing the Company, and that he is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Board further believes that his combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, vendors and customers.

Although the Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, it has not established this approach as a formal policy.

The Board has established the position of Lead Independent Director to provide an independent director with a leadership role on the Board. The independent directors elect the Lead Independent Director annually, and the position is currently held by Van B. Honeycutt. The Lead Independent Director presides at all meetings of the Board at which the Chairman and Chief Executive Officer is not present, including executive sessions of the independent directors, and has the authority to call meetings of the independent directors. In addition, the Lead Independent Director (i) conducts, in consultation with the other independent directors, an annual evaluation of the Chairman and Chief Executive Officer, (ii) serves as liaison between the independent directors and the Chairman and Chief Executive Officer, (iii) approves information sent to the Board, including meeting agendas, (iv) facilitates the Board’s approval of the number and frequency of Board meetings and approves meeting schedules, and (v) if requested by major stockholders, ensures that he or she is available, when appropriate, for consultation and direct communication. A summary of the role of the Lead Independent Director is available on the “Investor Relations” section of the Company’s website under “Corporate Governance.”

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for its non-management directors. Under the guidelines, following a phase-in period, non-management directors are expected to maintain equity ownership in the Company with a value equal to three times the annual cash retainer paid to non-management directors.

The Board also has adopted stock ownership guidelines for the Company’s Chief Executive Officer. Under the guidelines, the Chief Executive Officer is expected to maintain equity ownership in the Company with a value equal to three times his or her base salary.

Both sets of stock ownership guidelines are available on the “Investor Relations” section of the Company’s website under “Corporate Governance.”

Insider Trading Policy; Anti-Hedging and Anti-Pledging Policies
The Board has adopted insider trading policies and procedures governing the purchase and sale of the Company’s securities by its employees, directors and consultants that are designed to promote compliance with insider trading laws, rules and regulations and the listing standards applicable to the Company. In addition, the Board has adopted a Policy Concerning Hedging and Pledging Transactions, which includes Anti-Hedging and Anti-Pledging Policies. The Anti-Hedging Policy provides that no director or executive officer of the Company or its subsidiaries may, at any time, engage in any kind of hedging transaction that could reduce or limit the person’s exposure to changes in the value of such person’s holdings, ownership or interest in or to common shares or other securities of the Company, including without limitation outstanding stock options, restricted stock, restricted stock units or other compensation awards the value of which are derived from, referenced to or based on the value or market price of common shares of the Company or other securities of the Company. The Anti-Pledging Policy provides that no director or executive officer of the Company or its subsidiaries may purchase Company securities on a margin or otherwise pledge Company securities as collateral for a loan.
Risk Oversight
Company management is responsible for assessing and managing risk, subject to oversight by the Board. The Board satisfies this responsibility through reports by each committee chair regarding such committee’s considerations and actions, as well as through regular reports directly from the officers responsible for oversight of risks within the Company, including an annual report on the Company’s Enterprise Risk Management program. As part of this process, the Board regularly meets with the Chief Executive Officer, the Chief Financial Officer and the General Counsel, as well as other Company executives as the Board deems to be appropriate, and receives updates on management’s assessment of certain risk exposures, including risks related to liquidity, credit and operations.
The Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibilities for various matters as described in the committee charters. For example, the Audit Committee assists the Board’s oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit function and independent registered public accounting firm. In carrying out this responsibility, the Audit Committee works closely with management, including the Vice President of Internal Audit. The Audit Committee meets at least quarterly with members of management, including the Vice President of Internal Audit, to discuss risks and controls related to accounting and financial reporting.
The Compensation Committee oversees the compensation of the Company’s Chief Executive Officer and other executive officers and evaluates the appropriate compensation incentives to motivate senior management to grow long-term stockholder returns without undue risk taking. Company management has regularly reviewed all employee compensation policies and practices to determine if the Company’s compensation program encourages risks (such as a focus on short term goals without consideration of long-term consequences) that are reasonably likely to have a material adverse effect on the Company. At a meeting of the Compensation Committee in April 2025, management presented the findings of its most recent review, including its conclusion that the Company’s compensation programs do not encourage risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was primarily the result of the fact that the Company traditionally has not had incentive compensation programs that are based upon the achievement of specific performance goals or financial targets, which can potentially create such risks if not structured properly. Because the Company’s incentive compensation has been primarily based upon overall Company performance and not tied to the individual employee achieving any specific target metrics, management concluded that there is little motivation or opportunity for employees to take undue risks to achieve incentive compensation awards. In addition, all equity awards to employees vest over four years, which helps to align employees’ focus on long-term results. Following discussion, the Compensation Committee concurred with management’s conclusion.

Certain Relationships
There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company.
There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which such person has been or will be selected as a director and/or executive officer of the Company (other than arrangements or understandings with any such director, nominee and/or executive officer acting in such person’s capacity as such), except for the Company’s employment agreement with Steven G. Miller, who currently serves as Chairman of the Board, President and Chief Executive Officer, which provides that as long as he serves as an officer, the Company will use its best efforts to ensure that he continues to serve on the Company’s Board.
Audit Committee Report
The Company’s management has primary responsibility for the Company’s consolidated financial statements and overall reporting process, including the Company’s system of internal control over financial reporting and assessing the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues that the independent registered public accounting firm believes should be brought to its attention. The Audit Committee oversees and monitors the Company’s financial reporting process and the quality of its internal and external audit process.

The Audit Committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 29, 2024, and the notes thereto and discussed such consolidated financial statements with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, acting as the Company’s independent auditor. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board (United States) (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees, which includes, among other items, the independent auditor responsibilities, any significant issues arising during the audit and any other matters related to the conduct of the audit of the Company’s consolidated financial statements. The Audit Committee also discussed with Deloitte & Touche LLP such other matters as are required to be discussed by rules of the Securities and Exchange Commission and other applicable regulations.

The Audit Committee has received the written disclosures and correspondence from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from the Company.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets at least quarterly with the independent registered public accounting firm, with and without management present, to discuss the results of its review or examination, the overall quality of the Company’s financial reporting and any issues that the independent registered public accounting firm believes should be brought to the Audit Committee’s attention.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements, and management’s assessment of effectiveness of the Company’s internal control over financial reporting, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024 for filing with the Securities and Exchange Commission.

SUBMITTED BY AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

David R. Jessick (Chair)

Colleen B. Brown

Stephen E. Carley

Lily W. Chang

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Stockholder Communications with the Board of Directors

Stockholders may send communications about matters of general interest to the stockholders of the Company to the Board, the Chairman of the Board, the Lead Independent Director, the Chair of the Audit Committee, the Chair of the Compensation Committee or the Chair of the Nominating and Corporate Governance Committee at the following address: Big 5 Sporting Goods Corporation, Attention: Secretary, 2525 East El Segundo Blvd., El Segundo, CA 90245-4632. The Secretary will compile these communications and periodically deliver them to the Chairman of the Board, unless otherwise specifically addressed. Communications relating to accounting, internal controls over financial reporting or auditing matters will be referred to the Chair of the Audit Committee.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees, including the Company’s senior financial and executive officers, as well as the Company’s directors. The Code of Business Conduct and Ethics can be found on the Company’s website at www.big5sportinggoods.com. To locate the Code of Business Conduct and Ethics, go to the “Investor Relations” section of the website and click on “Corporate Governance.” The Company will disclose any waivers of, or amendments to, any provision of the Code of Business Conduct and Ethics that applies to the Company’s directors and senior financial and executive officers on the Company’s website.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended December 29, 2024, the Compensation Committee consisted of Stephen E. Carley (as Chair), Jennifer H. Dunbar and Van B. Honeycutt for the full fiscal year and David R. Jessick for a portion of the fiscal year. None of these individuals (i) is or has been an officer or employee of the Company or any of its subsidiaries, or (ii) has any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K.

None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director or member of the Compensation Committee.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Stephen E. Carley (Chair)

Jennifer H. Dunbar

Van B. Honeycutt

David R. Jessick

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Executive Officers

The following section sets forth certain information with respect to the Company’s current executive officers (other than Steven G. Miller, whose information is set forth above under “— Class C Directors Whose Terms Will Expire in 2026 and are Nominees by the Board of Directors for Re-election at the Annual Meeting”). Executive officers serve at the discretion of the Board, subject to rights, if any, under contracts of employment. See “Executive and Director Compensation and Related Matters — Employment Agreements, Change in Control Provisions and Certain Other Plans.”

Name	Age	Position with the Company
Steven G. Miller	73	Chairman of the Board of Directors, Chief Executive Officer and President

Boyd O. Clark	67	Executive Vice President and Chief Merchandising Officer

Barry D. Emerson	67	Executive Vice President, Chief Financial Officer and Treasurer

Ian R. Landgreen	48	Executive Vice President of Business Affairs, General Counsel and Corporate Secretary

Jeffrey L. Fraley	68	Senior Vice President, Human Resources

Frank Pasillas	56	Senior Vice President, Store Operations

Shane O. Starr	67	Senior Vice President, Operations

Boyd O. Clark has served as Executive Vice President and Chief Merchandising Officer since April 2021. He served as Senior Vice President, Buying from August 2011 to April 2021. Prior to that, he served as the Company’s Vice President, Buying since 1999. Age: 67.

Barry D. Emerson has served as Executive Vice President since April 2021 and as Chief Financial Officer and Treasurer since October 2005. He also served as Senior Vice President from September 2005 to April 2021. Age: 67.

Ian R. Landgreen has served as Executive Vice President of Business Affairs, General Counsel and Corporate Secretary since February 2025. Mr. Landgreen also served as Senior Vice President of Business Affairs, General Counsel and Secretary from June 2022 to February 2025, as Senior Vice President, Legal and Assistant Secretary from April 2021 to June 2022 and as Vice President, Corporate Counsel and Assistant Secretary from 2015 to 2021. Age: 48.

Jeffrey L. Fraley has served as Senior Vice President, Human Resources since July 2001. Prior to that, Mr. Fraley served as Vice President, Human Resources from 1992 to 2001. Age: 68.

Frank Pasillas has served as Senior Vice President, Store Operations since February 2024. Prior to that, he served as the Company’s Vice President of Store Administration and Store Operations since 2021. Age: 56.

Shane O. Starr has served as Senior Vice President, Operations since March 2007. Prior to that, he served as the Company’s Vice President of Operations since 1999. Age: 67.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Overview and 2024 Summary

The discussion of our compensation philosophies and procedures described below applies to all of our executive officers. However, in accordance with the rules of the Securities and Exchange Commission, our discussion will focus on the compensation structure in effect for the following executive officers (who will be referred to as our “named executive officers”):

Steven G. Miller	Chairman of the Board of Directors, Chief Executive Officer and President
Barry D. Emerson	Executive Vice President, Chief Financial Officer and Treasurer
Boyd O. Clark	Executive Vice President and Chief Merchandising Officer

Attracting, motivating and retaining well-qualified and highly-talented executives is essential to the success of any company. We believe that our business and the interests of our stockholders are best served by continuity and stability of our management team. In the retail sporting goods industry, the market for top executive talent is highly competitive. Accordingly, the goals of our compensation program are to encourage retention of top executives who may have attractive opportunities at other companies, to provide significant rewards for successful performance, particularly over the longer term, and to align our named executive officers’ and other executive officers’ interests with those of our stockholders. We believe these goals can be achieved by a program of executive compensation which stresses long-term incentives and which is stable and consistent over time. Our executive compensation program therefore has varied very little since the Company’s initial public offering in 2002. We believe that our executive compensation program has been successful in encouraging retention, because our current named executive officers have an average tenure of 36 years with us.

Our named executive officers’ compensation consists of three primary elements: (i) base salary; (ii) annual bonus awards from a company-wide bonus pool that is generally tied to the Company’s overall earnings before interest, taxes, depreciation and amortization (“EBITDA”), as may be subject to adjustments from time to time (“Adjusted EBITDA”) (see Appendix A for the definition and calculation of these non-GAAP terms), for the applicable year; and (iii) long-term stock-based incentive awards in the form of restricted stock awards and (in some years) stock options.

When setting these elements of compensation, our Compensation Committee does not set specific Company or individual performance targets or attempt to tie compensation to specific benchmarks against any peer group companies. Instead, the Compensation Committee considers a variety of factors, including Company performance, individual performance and competitive data, as follows:

Base salary: The Compensation Committee considers individual performance as well as the salaries of various similarly situated companies in determining base salaries. Company performance in a given fiscal year is also considered in determining base salaries for the following year.

Annual bonus awards: The principal factor in determining annual bonus awards is the Company’s Adjusted EBITDA performance. The amount of total bonuses paid typically increases or decreases in a manner generally consistent with year-over-year percentage changes in our Adjusted EBITDA.

Equity grants: Company performance, employee retention, share usage and stockholder dilution are important factors in determining the size and value of any equity grants.

We believe that the total compensation paid to our named executive officers is at or below the median range of total compensation paid by other companies with which we compete for talent. Although the cash component has traditionally been, and continues to be, the largest portion of our named executive officers’ compensation, the Compensation Committee believes that the interests of our named executive officers are aligned with stockholder interests as a result of our equity grants and the fact that the annual bonus award, which represents a large portion of the cash compensation, is principally influenced by the Company’s Adjusted EBITDA performance.

Our discussion below focuses on the application of the above principles to our named executive officers’ compensation for 2024, including comparisons to 2023 compensation. The application of our compensation philosophy resulted in the following compensation treatment for our named executive officers in 2024:

•	Annual base salaries for 2024

or our named executive officers increased modestly by 2.5% compared to the prior year.

•

For fiscal 2024 no bonuses were paid to our named executive officers because the Company’s Adjusted EBITDA for fiscal 2024 was negative, which resulted in a decrease of Adjusted EBITDA compared with fiscal 2023 (see Appendix A for the calculation of Adjusted EBITDA). None of our named executive officers received any bonus for fiscal 2024 and our Chief Executive Officer did not receive any bonus for fiscal 2023.

•

Total cash compensation for our named executive officers for fiscal 2024 decreased by 4.6% compared to fiscal 2023, largely reflecting elimination of bonus payments to named executive officers for fiscal 2024 and to our Chief Executive Officer for fiscal 2023.

•

The value of equity grants to the named executive officers (made in March 2024) decreased compared to 2023, reflecting a year-over-year decrease in the Company’s stock price, partially offset by a grant of stock options in fiscal 2024 while no stock options were granted in fiscal 2023.

Process

Our compensation decisions are made by the Compensation Committee, which is composed entirely of independent members of our Board. The Compensation Committee’s philosophy is to provide a compensation package that attracts, motivates and retains executive talent and aligns the interests of management with those of the stockholders. Specifically, the objectives of the Compensation Committee’s practices are to:

(1) provide a total compensation program that is competitive with companies with which we compete for talent;

(2) link short-term incentives to financial performance;

(3) provide long-term compensation that focuses management’s efforts on building stockholder value and aligning their interests with our stockholders; and

(4) promote stability and retention of our management team.

The Compensation Committee receives recommendations from our President and Chief Executive Officer (our Principal Executive Officer), and while it does not attempt to formulaically tie the Company’s compensation levels to those of any peer group companies, it considers such factors as publicly available information on executive compensation, industry comparisons and competitive data. The Compensation Committee also considers each executive’s role and responsibilities, and the responsibility levels of the executives relative to one another, when setting executive compensation. Our Chief Executive Officer does not participate in the deliberations of the Compensation Committee with respect to setting his compensation.

In the course of his diligence efforts toward arriving at recommendations to the Compensation Committee, the Chief Executive Officer identifies for the Compensation Committee various companies whose compensation levels he determines to be relevant to ensure that the Company’s compensation levels are not materially inconsistent with market practice of competitors and similarly-situated companies. In that regard, for purposes of determining base salaries, the Chief Executive Officer and the Compensation Committee look at data from proxy statements and other public information available from a number of publicly traded retail companies, including: Academy Sports and Outdoors, Inc., Big Lots, Inc., Boot Barn Holdings, Inc., Caleres, Inc., The Children’s Place, Inc., Citi Trends, Inc., Conn’s, Inc., The Container Store Group, Inc., Designer Brands Inc., Destination XL Group, Inc., Dick’s Sporting Goods, Inc., Express, Inc., Guess, Inc., Haverty Furniture Companies, Inc., Hibbett, Inc., J. Jill, Inc., Kirkland’s, Inc., Shoe Carnival, Inc., Sportsman’s Warehouse Holdings, Inc., Tilly’s, Inc., and Zumiez Inc. In the Chief Executive Officer’s view, these companies represent retailers in the sporting goods industry as well as certain similarly situated specialty retailers in terms of geographic location and size.

This peer group data is used only to inform the Chief Executive Officer and the Compensation Committee regarding general market practices in order to allow them to assess the reasonableness of the Company’s compensation practices over time, not to align the Company’s compensation levels with those of any peer group companies.

Further, the Compensation Committee does not establish any specific quantitative company or individual performance objectives, or any predetermined qualitative performance objectives, that must be achieved in order for the named executive officers to earn any portion of their compensation. The Compensation Committee’s decision regarding annual base salaries, any equity awards and any annual bonus received by each named executive officer is a subjective one that is made by the Compensation Committee in its discretion after an overall assessment of all the factors it deems appropriate. Factors that have historically been considered by the Compensation Committee when determining compensation to be paid to the named executive officers include the Company’s overall financial performance in the prior year and projected financial performance in the current year, the executives’ performance of their duties as evaluated by the Compensation Committee and the Chief Executive Officer, cost of living increases and the Chief Executive Officer’s recommendations.

In addition, the Chief Executive Officer interacts with all the named executive officers on a near daily basis throughout the year, and his assessments of each such executive officer’s individual performance are reflected in his recommendations to the Compensation Committee. Furthermore, members of the Compensation Committee (while serving on the Compensation Committee, other Board committees or while attending meetings and functions of the Company’s Board generally) also interact frequently with the Chief Executive Officer and the other named executive officers and have available data relating to the performance of the business units or functions for which each named executive officer is responsible. As a result, the Compensation Committee members form their own assessments of each executive’s performance throughout the year, and these assessments, along with the Chief Executive Officer’s recommendations, are considered in setting overall and relative salary and bonus levels and equity grants.

As noted above, our named executive officers have an average tenure of 36 years with us. Consequently, the Company believes that, as a practical matter, the skills, scope of duties and relative contributions of these officers tend to be more consistent from year to year in comparison to the executive officers of companies for which there has been more turnover. Accordingly, the year-over-year compensation levels, and the compensation levels of our named executive officers relative to one another, tend to reflect that fact.

Internal Revenue Code Section 162(m) generally disallows a tax deduction to reporting companies for compensation over $1,000,000 paid to the company’s chief executive officer, chief financial officer and certain other highly compensated officers including former executive officers, subject to certain exceptions. In order to maintain flexibility when designing our executive compensation program, our Compensation Committee retains the discretion to authorize compensation that may not be deductible if the Compensation Committee believes doing so is in the best interests of the Company.

Elements of Compensation

Salary

Our Compensation Committee reviews the base salaries of our named executive officers annually. The salaries of our named executive officers are determined in the sole discretion of the Compensation Committee, after receiving recommendations from our Chief Executive Officer. As noted above, the Compensation Committee considers individual and Company performance, as well as factors such as publicly available information on executive compensation, including industry comparisons and competitive data, each executive’s role and responsibilities, the responsibility levels of the executives relative to one another and changes in the cost of living.

Salary increases (if any) for a fiscal year tend to be reflective of the Company’s financial performance in the prior fiscal year and projected financial performance in the current fiscal year.

Annual base salaries for 2024 for our named executive officers increased modestly by 2.5% compared to 2023.

Bonuses

The Company maintains a bonus pool that covers our named executive officers, other executive officers as well as members of management and other salaried employees throughout our organization. The bonus pool is also used, where appropriate, to provide bonuses to newly hired employees and in connection with promotions of key employees throughout the Company. The Compensation Committee reviews and approves the amount of the bonus pool each year.

As noted above, bonuses for each fiscal year are primarily based upon the Company’s Adjusted EBITDA in that fiscal year; bonuses shown in the Summary Compensation Table as compensation for a given fiscal year reflect the Company’s performance in that fiscal year. Although the Company does not set specific Company or individual performance targets for purposes of determining the bonuses, the total amount of annual bonuses paid to our named executive officers has historically moved in a manner generally consistent with year-over-year percentage changes in our Adjusted EBITDA.

We intend that bonuses will reward our named executive officers for the achievement of successful financial performance over a relatively short period of time (typically one fiscal year). Additionally, the bonus component of a named executive officer’s compensation allows us to ensure that total cash compensation paid to the executive remains competitive with the companies with which we compete for talent. The bonuses of our named executive officers are determined in the sole discretion of the Compensation Committee, after receiving recommendations from our Chief Executive Officer. Bonus payments to our named executive officers are based on their individual contributions to the success of our business for the year, and fairness and proportionality of the named executive officer’s compensation when compared with the compensation for the year of our Chief Executive Officer and the other named executive officers. These practices have been essentially uniform since the Company’s initial public offering in 2002.

For fiscal 2024 no bonuses were paid to our named executive officers because the Company’s Adjusted EBITDA for fiscal 2024 was negative, which resulted in a decrease of Adjusted EBITDA compared with fiscal 2023 (see Appendix A for the calculation of Adjusted EBITDA). None of our named executive officers received any bonus for fiscal 2024 and our Chief Executive Officer did not receive any bonus for fiscal 2023.

Long-Term Incentive Compensation (Equity Awards)

Our stockholder-approved equity compensation plan permits a variety of equity-based awards. We believe that awards of equity-based compensation (both stock options and restricted stock awards) to named executive officers provide a valuable long-term incentive for them, and help align their interests with the stockholders’ interests.

We typically grant equity-based awards to some or all of our named executive officers and other employees in connection with their annual performance and compensation reviews in the first quarter of each year. We also occasionally grant equity-based awards throughout the year to select newly hired or promoted employees in connection with our recruitment and retention efforts. Our Compensation Committee determines the size of each grant to our named executive officers, after receiving recommendations from our Chief Executive Officer. In making this determination, the Compensation Committee considers the value of total direct compensation, the Company’s recent financial performance, future expectations of the Company’s financial performance, individual performance, the number and value of stock options and restricted shares previously granted to the named executive officer, the relative proportion of long-term incentives within the total compensation mix, and the impact of equity grants on share usage and stockholder dilution. In the case of stock options, the grant date is the date of the Compensation Committee meeting or a subsequent date selected by the Committee, provided that in either case such date must occur during a “trading window” following public disclosure of the Company’s quarterly or annual financial results. We do not intend to grant stock options while in possession of material non-public information, except pursuant to a pre-existing policy under which options are granted to non-employee directors upon the date of first election or appointment to the Board. The exercise price of each stock option granted is the closing price of our stock on the date of grant.

The equity-based compensation awarded to named executive officers consisted of restricted stock awards and stock option grants in fiscal 2024 and consisted of only restricted stock awards in fiscal 2023. The Company did not award any other equity-based compensation to the named executive officers in fiscal 2024 or fiscal 2023. The value of equity grants made in March 2024 (and reflected as compensation for 2024) to the named executive officers decreased compared to the prior year, largely reflecting a year-over-year decrease in the Company’s stock price, partially offset by a grant of stock options in fiscal 2024 while no stock options were granted in fiscal 2023.

The compensation shown in the Summary Compensation Table on page 25 represents the aggregate grant date fair value of the grant based upon the Company’s common stock price on the grant date and without any adjustment for estimated forfeitures. The value of equity grants given in March 2024 (and reflected as compensation for 2024) to the named executive officers increased by 8.8%, largely reflecting a grant of stock options in fiscal 2024 compared to no stock options granted in fiscal 2023, partially offset by a decrease in the Company’s stock price from March 2023 to March 2024.

The equity compensation shown in the Summary Compensation Table does not necessarily reflect the actual value that will be realized by the named executive officers with respect to those equity grants. In all cases, the value actually realized by the named executive officers will depend upon the market price of our common stock at the time of any sale, which cannot occur until shares vest.

We believe that unvested equity awards are a valuable tool to encourage employee retention, and, accordingly, our equity awards (both stock options and restricted stock) to our named executive officers generally vest over a four-year period.

Although the long-term incentive represented by equity awards has been a significant component of the compensation of our named executive officers, we believe that the value of our equity awards to our named executive officers, on an annualized basis, is relatively modest, and is reasonable and appropriate, when compared to the size of equity awards to similar officers of other companies with which we compete for talent. We also believe that these equity awards have resulted in minimal stock dilution.

We believe that stock options can be an important component of a well-designed compensation package for our named executive officers in order to achieve successful results, since the executives can realize value on their stock options only if the stock price increases, and the long-term incentive of stock options is important in realizing our goal of continuity and stability of our executive team.

We believe restricted stock provides a further enhancement to retention, as restricted stock generally maintains a greater value than stock options during cyclical downturns in our stock price, our industry or the stock market and general economy. We also believe that inclusion of restricted stock in our equity award packages more closely aligns the interests of our named executive officers with those of stockholders, in light of the volatility of the stock market and the additional volatility of stock option value relative to changes in market value of the underlying stock.

We will continue to evaluate which equity award vehicles achieve the best balance in order to continue our successful practice of providing long-term incentive compensation and creating and maintaining long term stockholder value.

Change in Control Payments

Our named executive officers have employment or other agreements that provide that they will receive payments and other benefits in the event of a termination of employment following a change in control.

The employment agreement of Steven G. Miller, our Chairman of the Board, President and Chief Executive Officer, contains a change in control provision. This provision permits him to receive the change in control payments if he leaves for any reason within six months after the change in control. Mr. Miller must resign to receive the change in control payments, so this provision is not a true “single trigger” provision. The reason for this provision is that a change in control of a publicly traded corporation would almost invariably affect the powers, role, and reporting relationships of its principal executive officer. If a change in control of our Company occurs, Mr. Miller’s employment agreement gives him the right to depart from the Company and receive the change in control payments if he deems his position to have been negatively affected by the change in control, without the need to demonstrate an objective, adverse effect such as reduction in compensation. If the change is not negative, the employment agreement allows him to stay with the Company and no severance payments will be made. We believe this provision is desirable from our standpoint because it enables Mr. Miller, our Chief Executive Officer, to focus solely on the best interests of our stockholders in the event of a possible, threatened or pending change in control, without undue concern for his own personal interests.

Mr. Miller’s employment agreement also contains provisions for payment on dismissal without “cause” or resigning for “good reason,” which could apply after as well as before a change in control. See “— Employment Agreements, Change in Control Provisions and Certain Other Plans.”

The Company is party to a severance agreement with Barry D. Emerson, our Executive Vice President, Chief Financial Officer and Treasurer (our Principal Financial Officer), which provides that he will receive certain payments if we terminate his employment other than for “cause.” These provisions can operate after as well as before a change in control. These provisions were the result of arm’s length negotiations between us and Mr. Emerson when we hired him.

The Company is also party to change of control severance agreements with each of its named executive officers (other than Mr. Miller) and with a majority of its other executive officers. Each agreement provides for the payment of severance and other benefits to the executive officer in the event of a termination of their employment by the Company without “cause” or by the named executive officer for “good reason,” in either case, upon or within two years following a change of control. We believe the terms of these agreements are desirable from our standpoint because they enable these executive officers to focus solely on the best interests of our stockholders in the event of a possible, threatened or pending change in control, without undue concern for their own personal interests.

In addition, the vesting of all stock options and restricted stock granted under our equity plans, including those to our executive officers and directors, will accelerate upon a change of control of the Company.

Although we retain the right to do so, we do not expect to provide gross up payments to our named executive officers if they receive payments in connection with a change in control which would cause them to be subject to the excise tax of Internal Revenue Code Section 4999, which we refer to as the “Golden Parachute Excise Tax”. Our Chief Executive Officer’s employment agreement and our executive officers’ change of control severance agreements specifically provide that payments in connection with a change in control will be reduced to the extent necessary to prevent them from being subject to the Golden Parachute Excise Tax.

All Other Compensation

All other compensation to our named executive officers includes, among other things, Company contributions and other allocations made on behalf of the individuals under the Company’s defined contribution plan. We have also provided perquisites to our named executive officers that have an annual incremental cost to us of $10,000 or more, which consist of the value attributable to personal use of Company-provided automobiles and payments of group term life insurance premiums.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(3)		Option Awards ($)(4)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)		Total ($)
Steven G. Miller Chairman of the Board, President and Chief Executive Officer	2024 2023	$666,635 $652,115	$ $	— —	$ $	78,760 172,040	$ $	126,170 —	— —	— —	$ $	30,110 34,084	$ $	901,675 858,239

Barry D. Emerson Executive Vice President, Chief Financial Officer and Treasurer	2024 2023	$488,769 $475,962	$ $	— 48,000	$ $	35,800 78,200	$ $	40,374 —	— —	— —	$ $	27,691 27,734	$ $	592,634 629,896

Boyd O. Clark Executive Vice President and Chief Merchandising Officer	2024 2023	$392,308 $381,635	$ $	— 64,000	$ $	35,800 78,200	$ $	40,374 —	— —	— —	$ $	22,594 25,973	$ $	491,076 549,808

(1)

The amounts in this Salary column reflect amounts actually paid in the applicable fiscal year. Such amounts reflect a blended amount based on the base salary in effect prior to any annual salary increase and the higher base salary for the remainder of the year.

The base annual salaries for the named executive officers for 2023, effective in April 2023, were as follows:

Steven G. Miller: $657,500
Barry D. Emerson: $480,000
Boyd O. Clark: $385,000

The base annual salaries for the named executive officers for 2024, effective in April 2024, were as follows:

Steven G. Miller: $670,000
Barry D. Emerson: $492,000
Boyd O. Clark: $395,000

The base annual salaries for the named executive officers for 2025, effective in April 2025, were set as follows:

Steven G. Miller: $670,000
Barry D. Emerson: $492,000
Boyd O. Clark: $395,000

(2)	The amounts in this Bonus column reflect amounts earned in the applicable fiscal year but not paid until the following fiscal year.

(3)

During fiscal year 2024, the Company granted shares of restricted stock to each of the named executive officers as follows: Mr. Miller, 22,000 shares; Mr. Emerson, 10,000 shares; and Mr. Clark, 10,000 shares. Each of these grants was made on March 14, 2024 and vests over a four-year vesting period.

The dollar value of Stock Awards shown represents the aggregate grant date fair value of the restricted stock granted calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, on the basis of the Company’s common stock price on the grant dates and without any adjustment for estimated forfeitures. Each Stock Award represents the grant of one restricted share of our common stock without the payment of an exercise price or other cash consideration, which grant is scheduled to vest over a four-year period. The amounts reported in the “Stock Awards” column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The actual value that a named executive officer will realize on each Stock Award will depend on the price per share of our common stock at the time shares underlying the Stock Awards are sold.

(4)

During fiscal year 2024, the Company granted options to each of the named executive officers as follows: Mr. Miller, 50,000 options; Mr. Emerson, 16,000 options; and Mr. Clark, 16,000 options. Each of these options was granted on February 29, 2024, has an exercise price of $4.80 per share and vests over a four-year vesting period.

The dollar value of Option Awards shown represents the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718, on the basis of the fair value of the option on the grant dates and without any adjustment for estimated forfeitures. Each Option Award entitles the named executive officer to purchase one share of our common stock at the time of vesting upon payment of the applicable exercise price. The amounts reported in the “Option Awards” column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The actual value, if any, that a named executive officer may realize with respect to each option will depend on the excess of the stock price over the exercise price on the date the option is exercised and the shares underlying such option are sold.

(5)

The amounts in the All Other Compensation column include (a) the value attributable to personal use of a Company-provided automobile, which in fiscal 2024 were the following amounts: Mr. Miller: $25,076, Mr. Emerson: $20,220, and Mr. Clark: $16,352; (b) Company contributions and other allocations made on behalf of the individual under the Company’s 401K defined contribution plan, which in or for fiscal 2024 were the following amounts: Mr. Miller: $4,643, Mr. Emerson: $6,900, and Mr. Clark: $5,784; and (c) Company payments of group term life insurance premiums for the individual, which in fiscal 2024 were the following amounts: Mr. Miller: $391, Mr. Emerson: $571, and Mr. Clark: $458.

Stock Options and Equity Compensation

The Company currently issues equity awards to employees and directors under our 2019 Equity Incentive Plan (the “2019 Equity Plan”). In addition, the Company has equity awards outstanding under our Amended and Restated 2007 Equity and Performance Incentive Plan (“2007 Equity Plan”), although no further grants are being made under the 2007 Equity Plan. Our equity plans are administered by our Compensation Committee.

The Compensation Committee has broad discretion and power in operating the 2019 Equity Plan and in determining which of our employees, directors, and consultants shall participate, and the terms of individual awards. Awards under the 2019 Equity Plan may consist of options, stock appreciation rights, restricted stock, other stock unit awards, dividend equivalents or any combination of the foregoing. Any shares that are subject to awards of options or stock appreciation rights shall be counted against the plan limit as one share for every one share granted. Awards of restricted stock or restricted stock units and other awards that are not awards of stock options or stock appreciation rights (including shares delivered in settlement of dividend rights) shall be counted against the plan limit as 2.5 shares for every share granted. The aggregate number of shares available under the 2019 Equity Plan and the number of shares subject to outstanding options and stock appreciation rights will be increased or decreased to reflect any changes in the outstanding common stock of the Company by reason of any recapitalization, spin-off, reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction.

If any shares subject to an award under our equity plans are forfeited or expire, or are terminated without issuance of shares, the shares shall again be available for award under our 2019 Equity Plan. Any shares that again become available for grant shall be added back as one share if such shares were subject to options or stock appreciation rights and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights.

Under the 2019 Equity Plan, the exercise price for an option or stock appreciation right cannot be less than 100% of the fair market value of the underlying shares on the grant date. The 2019 Equity Plan does not permit the repricing of options or stock appreciation rights.

Outstanding Equity Awards at Fiscal 2024 Year-End

Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven G. Miller Chairman of the Board, President and Chief Executive Officer	2,084 8,334 16,042 8,333	— — — 41,667	— — — —	$ $ $ $	6.20 4.07 2.23 4.80	3/1/2028 3/1/2029 2/28/2030 3/1/2034	52,000	$142,095	—	—
Barry D. Emerson Executive Vice President, Chief Financial Officer and Treasurer	3,000 6,000 9,900 —	— — — 16,000	— — — —	$ $ $ $	6.20 4.07 2.23 4.80	3/1/2028 3/1/2029 2/28/2030 3/1/2034	23,500	$63,978	—	—
Boyd O. Clark Executive Vice President and Chief Merchandising Officer	3,000 6,000 9,900 —	— — — 16,000	— — — —	$ $ $ $	6.20 4.07 2.23 4.80	3/1/2028 3/1/2029 2/28/2030 3/1/2034	23,500	$63,978	—	—

(1)

The vesting dates of the options reported in the second and third columns are as follows: Mr. Miller’s options vest in forty-eight equal monthly installments, beginning on April 1, 2018, April 1, 2019, March 1, 2020, and April 1, 2024, respectively; Mr. Emerson’s, and Mr. Clark’s options vest in four equal annual installments, beginning on March 1, 2019, March 1, 2020, February 28, 2021, and March 1, 2025, respectively.

(2)

The vesting dates of the unvested restricted shares reported in the seventh column are as follows: Mr. Miller’s shares vested or will vest on March 14, 2025 (20,000 shares), March 14, 2026 (15,500 shares), March 14, 2027 (11,000 shares), and March 14, 2028 (5,500 shares); Mr. Emerson’s shares vested or will vest on March 14, 2025 (9,000 shares), March 14, 2026 (7,000 shares), March 14, 2027 (5,000 shares), and March 14, 2028 (2,500 shares); Mr. Clark’s shares vested or will vest on March 14, 2025 (9,000 shares), March 14, 2026 (7,000 shares), March 14, 2027 (5,000 shares), and March 14, 2028 (2,500 shares).

(3)

The amounts in the Market Value of Shares column are the sum of (a) the fair market value of the shares on December 29, 2024, based upon our most recent closing stock price as of that date of $1.78 (equal to $92,560 for Mr. Miller, $41,830 for Mr. Emerson, $41,830 for Mr. Clark), plus (b) dividends that accrued on the shares as of December 29, 2024 (equal to $49,535 for Mr. Miller, $22,148 for Mr. Emerson, and $22,148 for Mr. Clark).

Employment Agreements, Change in Control Provisions and Certain Other Plans

The Company has an employment agreement with Steven G. Miller, our Chairman of the Board, President and Chief Executive Officer. His original agreement was executed in 2002 prior to our becoming a publicly traded company.

In December 2008, Mr. Miller’s employment agreement was amended and restated for the principal purpose of complying with the provisions of Section 409A of the Internal Revenue Code and related regulations and guidance. In general, the changes reflected in that restatement related to the timing of payments to Mr. Miller under his employment agreement following certain events. The restatement also updated various other provisions, including conforming Mr. Miller’s base salary to his then current base salary, but did not materially affect the scope or amounts of compensation or benefits that Mr. Miller is entitled to receive under his agreement.

In March 2009, in an effort to align Mr. Miller’s severance package more closely with current standards, the employment agreement was further amended whereby Mr. Miller voluntarily agreed to reduce the lump sum severance payment he is to receive upon certain termination events from four years annual compensation to three years annual compensation. In addition, the amendment revised the method of determining such annual compensation for that purpose as provided below.

Mr. Miller’s employment agreement provides that he will serve as Chairman of the Board of Directors, Chief Executive Officer and President for a term of four years from any given date, such that there shall always be a minimum of at least four years remaining under his employment agreement. The employment agreement provides for Mr. Miller to receive an annual base salary of $473,000 (as of December 2008), subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan to be established by the Compensation Committee. His annual base salary has since increased to $670,000, effective April 2024 (with no increase in April 2025). In practice, his bonuses have been determined in the discretion of the Compensation Committee. Mr. Miller is also entitled to use of a Company automobile. In addition, as long as Mr. Miller serves as an officer, the Company will use its best efforts to ensure that he continues to serve on the Board and on the board of directors of the Company’s wholly-owned subsidiary, Big 5 Corp.

If Mr. Miller’s employment is terminated for any reason, the employment agreement provides that he shall receive all accrued and unpaid salary and vacation pay plus a cash bonus for services rendered during that calendar year through the termination date equal to the greater of (a) the last annual cash bonus paid to Mr. Miller and (b) the average of the annual cash bonuses paid to Mr. Miller during the immediately preceding three full fiscal years, pro-rated through the termination date.

If Mr. Miller’s employment is terminated due to his death, in addition to the salary, vacation pay and pro-rated cash bonus discussed above, the employment agreement provides for accelerated vesting of options that would have been exercisable during the 24 months following the termination date and the continuation of family medical benefits for the four years following the termination date.

If Mr. Miller’s employment is terminated due to his disability, in addition to the salary, vacation pay and pro-rated cash bonus discussed above, the employment agreement provides that the Company will pay Mr. Miller on the fifth business day following the termination date a lump sum severance payment in an amount equal to his base salary for two years and an additional amount equal to two times the greater of (i) the last annual cash bonus paid to Mr. Miller and (ii) the average annual cash bonus paid to him during the prior three fiscal years. In addition, the employment agreement provides for accelerated vesting of options that would have been exercisable during the 24 months following the termination date and the continuation of specified benefits for the four years following the termination date.

If Mr. Miller terminates the employment agreement for good reason at any time, or for any reason within six months of a change in control, or if the Company terminates the employment agreement without cause at any time, in addition to the salary, vacation pay and pro-rated cash bonus discussed above, the employment agreement provides the Company will pay Mr. Miller on the fifth business day following the termination date a lump sum severance payment in an amount equal to three times his annual compensation. For this purpose, Mr. Miller’s annual compensation will be deemed to equal the average annual compensation received by Mr. Miller for each of the five years immediately preceding the year in which the termination date falls, as reflected on Mr. Miller’s Forms W-2 for those years. In addition, the employment agreement provides for accelerated vesting of all of his options and the continuation of specified benefits for the four years following the termination date. However, the employment agreement provides that payments in connection with the change in control will be reduced to the extent necessary to prevent them from being subject to the Golden Parachute Excise Tax.

If Mr. Miller terminates the employment agreement without good reason or the Company terminates the employment agreement for cause, Mr. Miller is entitled to receive the accrued and unpaid salary, vacation pay, and prorated cash bonus discussed above.

The employment of our Chief Financial Officer, Barry D. Emerson, with us is governed by an employment offer letter dated August 16, 2005, which is referred to as the “Offer Letter.” The Offer Letter provided for Mr. Emerson to receive a starting annual base salary of $275,000 and a minimum starting annual bonus of $125,000. As a result of periodic annual increases, Mr. Emerson’s annual base salary has since increased to $492,000, effective April 2024 (with no increase in April 2025). His annual incentive bonuses have been set in the discretion of the Compensation Committee from the overall bonus pool. Pursuant to the Offer Letter, Mr. Emerson is eligible for stock option grants comparable to those provided to other senior vice presidents of the Company. In addition, the Offer Letter provides that Mr. Emerson receives use of a Company automobile.

Pursuant to the Offer Letter, we and Mr. Emerson are party to a Severance Agreement that provides that his employment is “at will” but that, if we terminate his employment other than for “cause” (as defined in the Severance Agreement), Mr. Emerson will receive a severance package which will include one year’s base salary and one year’s health coverage for him and his family. Payment of the severance benefit is conditioned upon Mr. Emerson’s delivery of an effective general release of claims in favor of the Company. Mr. Emerson is also party to a Change of Control Severance Agreement, which is discussed in detail below. In the event that a termination of employment would result in any duplicate payments or benefits under the Severance Agreement and under the Change of Control Severance Agreement, Mr. Emerson would not be entitled to receive such duplicate payments or benefits under the Severance Agreement.

The Company is party to a Change of Control Severance Agreement with its each of its named executive officers (other than Mr. Miller) and with a majority of its other executive officers. Each agreement provides for the payment of severance and other benefits to the executive officer in the event of a termination of their employment by the Company without “cause” or by the executive officer for “good reason,” in either case, upon or within two years following a “change of control” of the Company (“cause,” “good reason” and “change of control” are all defined in the Change of Control Severance Agreement). In the event of a qualifying termination, each agreement provides for a severance package which will include: (a) a lump sum cash payment equal to two times the sum of the executive officer’s annual “base salary” (based on the rate in effect immediately prior to the termination date or the rate in effect immediately prior to the change of control, whichever is greater) and “annual bonus” (based on the average of the three most recent annual bonuses paid before the termination date or the change of control, whichever is greater); (b) a lump sum cash payment equal to a pro rata portion of the executive officer’s “annual bonus”; (c) a lump sum cash payment equal to any unpaid annual bonus which the executive officer would have received for any fiscal year that ends on or before the termination date had the executive officer remained employed through the payment date (determined using the same method of determining annual bonuses in prior fiscal years); (d) Company-paid COBRA premium payments for up to eighteen months following the termination date; (e) Company-paid outplacement services for up to twelve months following the termination date; and (f) accelerated vesting of all outstanding equity awards that vest solely based on the passage of time.

The executive officer’s right to receive the severance payments and benefits described above is subject to the delivery and non-revocation of an effective general release of claims in favor of the Company. In addition, to the extent that any change of control payment or benefit would be subject to an excise tax imposed in connection with the Golden Parachute Excise Tax, such payments and/or benefits may be subject to a “best pay cap” reduction to the extent necessary so that the executive officer receives the greater of the (i) net amount of the change of control payments and benefits reduced such that such payments and benefits will not be subject to the excise tax and (ii) net amount of the change of control payments and benefits without such reduction.

Each of our executive officers is eligible to participate in our 401K defined contribution plan, which is administered by an independent third party. The Company matches 50% of the first four percent of the executive’s contribution to the plan (subject to annual IRS limits). In addition, the Company’s 401K plan includes a profit-sharing component under which a portion of Company profits may be distributed to eligible participants, subject to eligibility requirements. The amount of the contribution is determined by the Company and has historically been in the range of $3,000 to $7,000 per year for each named executive officer, although the contributions for fiscal 2021 and fiscal 2020 were approximately $16,000 and $10,000, respectively, for each named executive officer, reflecting the Company’s increased profits in those years.

Compensation of Directors

Our Board of Directors sets directors’ compensation based on its review of publicly available information about what other companies pay their directors. Directors who are also employees of the Company are compensated as officers of the Company and receive no additional compensation for serving as directors. The Company’s Director Compensation Program consists of the following elements:

Cash Retainers:

Each non-employee director shall receive an annual retainer of $50,000. The Lead Independent Director shall receive an additional annual retainer of $15,000. The Chair of the Audit Committee shall receive an additional annual retainer of $10,000, and the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each shall receive an additional annual retainer of $7,500. Each member of the Audit Committee, including the Chair, shall receive an additional annual retainer of $10,000. Each member of the Compensation Committee, including the Chair, shall receive an additional annual retainer of $7,500. Each member of the Nominating and Corporate Governance Committee, including the Chair, shall receive an additional annual retainer of $7,500.

Meeting Fees:

If the Board of Directors or any committee holds more than eight meetings in any calendar year, then each director or committee member, as the case may be, shall receive meeting fees for attendance at each subsequent meeting during that calendar year in the following amounts: $2,500 for attendance at each regularly scheduled meeting of the Board or each committee meeting not otherwise held on the day of a board meeting or other committee meeting, $1,000 for attendance at each committee meeting held on the day of a Board meeting or other committee meeting, and $1,000 for attendance by telephone at any specially called telephonic board meeting or committee meeting.

Long-Term Incentive Compensation (Equity Awards)

Each new non-employee director shall be granted automatically options to purchase 10,000 shares of the Company’s common stock upon his or her initial appointment or election to the Board. The options shall have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and vest in four equal annual installments beginning with the first anniversary of the date of grant. In addition, each non-employee director shall be granted automatically annually, on the date of the Company’s annual meeting of stockholders, $75,000 in equity compensation in the form of restricted shares of the Company’s common stock or, at the election of the director, deferred restricted stock units. Each annual grant is subject to a cap of 15,000 shares of restricted stock or restricted stock units per director. This restricted stock and these restricted stock units shall vest one hundred percent (100%) on the earlier of the date of the Company’s next annual stockholders meeting following the date of grant or the one-year anniversary of the date of grant, although the stock underlying restricted stock units will not become deliverable until the 10th business day of January following the calendar year in which the director’s service on the Board terminates for any reason.

Reimbursement of Expenses

Directors shall be reimbursed for all out-of-pocket expenses incurred in attending meetings.

Director Compensation for Fiscal 2024

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Colleen B. Brown	$67,500	$48,450	—	—	—	—	$115,950
Stephen E. Carley	$75,000	$48,450	—	—	—	—	$123,450
Lily W. Chang	$61,875	$48,450	—	—	—	—	$110,325
Jennifer H. Dunbar	$72,500	$48,450	—	—	—	—	$120,950
Van B. Honeycutt	$80,000	$48,450	—	—	—	—	$128,450
David R. Jessick	$77,500	$48,450	—	—	—	—	$125,950

(1)

The dollar value of Stock Awards shown represents the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, on the basis of the Company’s common stock price on the grant dates and without any adjustment for estimated forfeitures. Each Stock Award entitles the director to receive one restricted share of our common stock (subject to vesting) without the payment of an exercise price or other cash consideration. The amounts reported in the “Stock Awards” column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The actual value that a director will realize on each Stock Award will depend on the price per share of our common stock at the time shares underlying the Stock Awards are sold.

(2)

The following table shows, as of December 29, 2024, the total number of shares of our common stock subject to unvested restricted stock awards and vested and unvested stock option awards outstanding for each non-employee director:

Director	Total Unvested Restricted Stock Awards Outstanding	Total Option Awards Outstanding
Colleen B. Brown	15,000	5,000
Stephen E. Carley	15,000	5,000
Lily W. Chang	15,000	10,000
Jennifer H. Dunbar	15,000	—
Van B. Honeycutt	15,000	—
David R. Jessick	15,000	—

(3)

The dollar value of Option Awards shown represents the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718, on the basis of the fair value of the option on the grant date and without any adjustment for estimated forfeitures. Each Option Award entitles the director to purchase one share of our common stock at the time of vesting upon payment of the applicable exercise price. The amounts reported in the “Option Awards” column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized. The actual value, if any, that a director may realize with respect to each option will depend on the excess of the stock price over the exercise price on the date the option is exercised and the shares underlying such option are sold.

PAY VERSUS PERFORMANCE
Pay Versus Performance Table
As required by Item 402(v) of Regulation
S-K,
we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” (“CAP”) to our Named Executive Officers (“NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT. The table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values required in this section for the 2020, 2021, 2022, 2023 and 2024 fiscal years. Our Principal Executive Officer (“PEO”) is our Chief Executive Officer (“CEO”). Note that for our NEOs not including our CEO (our
“Non-CEO
NEOs”), compensation is reported as an average.

Fiscal Year	SCT Total for CEO	CAP to CEO	Average SCT Total for Non-CEO NEOs	Average CAP to Non-CEO NEOs	Total Shareholder Return	Net (Loss) Income (Loss) (in Thousands)	Adjusted EBITDA (in Thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2024	$901,675	$606,897	$541,855	$414,007	$85	$(69,072)	$(36,730)
2023	$858,239	$734,188	$589,852	$529,279	$295	$(7,083)	$7,284
2022	$1,236,241	$734,738	$695,742	$426,486	$367	$26,134	$52,574
2021	$1,675,720	$2,245,956	$954,639	$1,166,494	$733	$102,386	$152,011
2020	$1,356,763	$1,925,667	$773,664	$1,053,740	$355	$55,940	$86,315
Column (a):
Our fiscal year 2020 includes 53 weeks, whereas our fiscal years 2021, 2022, 2023 and 2024 each include 52 weeks. Accordingly, compensation in fiscal year 2020 reflects one extra week of pay compared to fiscal years 2021, 2022, 2023 and 2024.
Column (b):
Reflects compensation amounts reported in the SCT for our CEO, Steven G. Miller, for the respective years shown.
Column (c):
To calculate the CAP for our CEO, the following adjustments were made to the SCT total compensation, calculated in accordance with the SEC methodology for determining CAP for each year shown:
CEO

Year	SCT Total	— RSAs Granted	— Options Granted	+ Year-End Equity Value	+/— Change in Value of Prior Equity Awards	+/— Change in Value of Vested Equity Awards	— Value of Equity Awards that Failed to Meet Vesting Conditions	CAP
2024	$901,675	$(78,760)	$(126,170)	$87,494	$(136,800)	$(40,542)	$—	$606,897
2023	$858,239	$(172,040)	$—	$139,480	$(67,906)	$(23,585)	$—	$734,188
2022	$1,236,241	$(282,240)	$—	$158,940	$(254,573)	$(123,630)	$—	$734,738
2021	$1,675,720	$(268,200)	$—	$342,180	$234,664	$261,593	$—	$2,245,956
2020	$1,356,763	$(21,000)	$(34,342)	$339,628	$262,865	$21,753	$—	$1,925,667
Column (d):
Reflects compensation amounts reported in the SCT for our
non-CEO
NEOs as listed below.
2024: Barry D. Emerson and Boyd O. Clark.
2023: Barry D. Emerson and Boyd O. Clark.
2022: Barry D. Emerson, Boyd O. Clark, Jeffrey L. Fraley, and Ian R. Landgreen.
2021: Barry D. Emerson, Boyd O. Clark, and Jeffrey L. Fraley.
2020: Barry D. Emerson, Boyd O. Clark, and Jeffrey L. Fraley.

Column (e):
To calculate the CAP for our
non-CEO
NEOs, the following adjustments were made to the SCT total compensation, calculated in accordance with the SEC methodology for determining CAP for each year shown, with all figures below representing averages for the applicable non-CEO
NEOs:
Non-CEO
NEOs (Average)

Year	SCT Total	— RSAs Granted	— Options Granted	+ Year-End Equity Value	+/— Change in Value of Prior Equity Awards	+/— Change in Value of Vested Equity Awards	— Value of Equity Awards that Failed to Meet Vesting Conditions	CAP
2024	$541,855	$(35,800)	$(40,374)	$36,520	$(61,560)	$(26,634)	$—	$414,007
2023	$589,852	$(78,200)	$—	$63,400	$(37,743)	$(8,030)	$—	$529,279
2022	$695,742	$(142,446)	$(13,655)	$63,576	$(132,228)	$(44,503)	$—	$426,486
2021	$954,639	$(111,253)	$—	$141,941	$129,009	$52,158	$—	$1,166,494
2020	$773,664	$(8,500)	$(15,568)	$170,486	$142,287	$(8,627)	$—	$1,053,740
Column (f):
The values disclosed in this Total Shareholder Return column (“TSR”) represent the measurement period value (including reinvestment of dividends) of an investment of $100 in our common stock as of the last day of our fiscal 2019 (December 29, 2019), and then valued again (including reinvestment of dividends) as of the last day of our fiscal 2020 (January 3, 2021), the last day of our fiscal 2021 (January 2, 2022), the last day of our fiscal 2022 (January 1, 2023), the last day of our fiscal 2023 (December 31, 2023), and the last day of our fiscal 2024 (December 29, 2024) (“Applicable Measurement Periods”).
Column (g):
Reflects “Net Income” from the company’s Consolidated Income Statements included in our Annual Reports on Form
10-K
for each of the fiscal years ended December 29, 2024, December 31, 2023, January 1, 2023, January 2, 2022, and January 3, 2021.
Column (h):
See Appendix A for the calculation of Adjusted EBITDA.
Relationship Between CAP and Performance Measures
Set forth below are graphs showing, as of the Applicable Measurement Periods, the relationships between (a) CAP (i) to our CEO, and (ii) to each other named executive officer (other than the CEO), calculated as an average; as compared to (b) the following performance measures: (i) our Net Income; (ii) our Adjusted EBITDA; and (iii) our TSR.

CAP vs. Net Income and Adjusted EBITDA
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$200,000
$150,000
$100,000
$50,000
$-
$(50,000)
$(100,000)
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net (Loss) Income
Adjusted EBITDA

CAP vs. TSR
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$800
$700
$600
$500
$400
$300
$200
$100
$-
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return

Tabular List of Most Important Financial Performance Metrics
Set forth below is a tabular list of the financial performance metrics that we consider to be the most important financial performance measures to link to CAP to our CEO and non-CEO
NEOs during the last fiscal year.

Measure	Applicable to CAP to:
Net Sales in the last fiscal year	CEO and all non-CEO NEOs
Selling and administrative expense in the last fiscal year	CEO and all non-CEO NEOs
Adjusted EBITDA in the last fiscal year	CEO and all non-CEO NEOs
Net Income in the last fiscal year	CEO and all non-CEO NEOs

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Procedures

Our Audit Committee’s written charter requires that the Audit Committee review on an ongoing basis and approve or disapprove all related party transactions that are required to be disclosed by Item 404 of Regulation S-K. The written Audit Committee Meeting Planner prepared and approved by the Audit Committee provides that this will occur annually at the first quarterly Audit Committee meeting each year and at such other times as needed. During each such review, the Company’s General Counsel discusses the requirements of Item 404 of Regulation S-K and reports on all related party transactions or arrangements that have been determined to require review, following which the Audit Committee formally approves or disapproves each such transaction or arrangement. Any items described below were approved by the Audit Committee following this policy and procedure, except for those payments or transactions consummated pursuant to agreements that were entered into prior to our initial public offering and the establishment of the Audit Committee, which occurred in 2002.

The Company has no formal policy regarding the standards to be applied by the Audit Committee in determining whether to approve or disapprove related party transactions. However, in determining whether a proposed related party transaction is in the best interest of the Company and whether to approve or disapprove the transaction, our Audit Committee has generally considered, among other factors, the terms that it believed would be available to the Company in an arms’ length transaction with an unrelated third party. In particular, the Audit Committee has historically required that (i) the terms of the relevant transaction be, in the opinion of the Audit Committee, no less favorable to the Company than those likely to be available from an unaffiliated third party and (ii) the Company would be expected to obtain a comparable or more favorable result than it would in an arms’ length transaction with an unrelated third party. In applying this standard, the Audit Committee also considers whether the transaction would be conducted in the same manner as it would be for such an unrelated third party. Other factors typically considered by the Audit Committee in making such determination include the benefit of the transaction to the Company (including the cost, nature, quantity and quality of the goods or services involved), and the terms, conditions and circumstances of the transaction. In making such a determination, the Audit Committee relies on information provided to it by Company management as well as the general knowledge and experience of Audit Committee members.

Fiscal 2024 Transactions

In addition to the indemnification provisions contained in the Company’s Charter and Amended and Restated Bylaws, the Company has indemnification agreements with each of its directors and executive officers. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or executive officer or at the Company’s request, if the applicable director or executive officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. These agreements also require the Company to advance expenses incurred by any of its directors or executive officers in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company. In fiscal 2024, the Company did not advance any amounts to directors and executive officers under this provision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of April 14, 2025, by:

•	each of the named executive officers in the Summary Compensation Table on page 25;

•	each of the Company’s directors;

•	each person, or group of affiliated persons, who is known by the Company to beneficially own more than 5% of the Company’s common stock; and

•	all current directors and executive officers as a group.

Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. As of April 14, 2025, the Company had 22,855,063 shares of common stock outstanding.

Name(1)	Beneficial Ownership of Common Stock
	Shares(2)		Percent (%)(3)
Steven G. Miller	935,586	(4)	4.1%
Colleen B. Brown	50,951	(5)	*
Stephen E. Carley	49,951	(6)	*
Lily W. Chang	37,837	(7)	*
Jennifer H. Dunbar	69,344	(8)	*
Van B. Honeycutt	50,201		*
David R. Jessick	32,951		*
Barry D. Emerson	66,468	(9)	*
Boyd O. Clark	66,468	(10)	*
All directors and executive officers as a group (13 persons)	1,531,164	(11)	6.7%

5% Stockholders: [None]

*	Indicates less than 1%.

To the Company’s knowledge, none of the shares held by directors and executive officers have been pledged as security for any obligation.

(1)	The address for each stockholder is 2525 East El Segundo Boulevard, El Segundo, California 90245, except as otherwise indicated below.

(2)

Restricted stock units are not deemed to be common stock beneficially owned by the person holding such units for the purpose of this table. The amounts of restricted stock units held by such persons as of April 14, 2025, are as follows: Jennifer H. Dunbar, 50,550 restricted stock units; and David R. Jessick, 151,842 restricted stock units.

(3)

Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 14, 2025 are deemed to be outstanding and beneficially owned by the person holding such options or who otherwise has beneficial ownership thereof for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(4)

Includes (a) 506,006 shares of common stock held by Steven G. Miller and Jacquelyne G. Miller, as trustees of the Steven G. Miller and Jacquelyne G. Miller Trust dated September 13, 1990, (b) 274,232 shares of common stock held by Robert W. and Florence Miller Family Partners, L.P., of which Steven G. Miller is a limited partner and shares dispositive power with respect to the shares pursuant to a trading authorization dated November 12, 2004 executed by Robert W. Miller and Florence H. Miller, as general partners, and (c)

45,105 shares which may be acquired upon the exercise of options exercisable within 60 days of April 14, 2025. Jacquelyne G. Miller shares beneficial ownership of the 506,006 shares of common stock held by the Steven G. Miller and Jacquelyne G. Miller Trust dated September 13, 1990.

(5)	Includes 5,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 14, 2025.

(6)	Includes 5,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 14, 2025.

(7)	Includes 7,500 shares which may be acquired upon the exercise of options exercisable within 60 days of April 14, 2025.

(8)	Includes 14,143 shares of common stock held by Jennifer H. Dunbar, Trustee of the Lilac II Trust dated June 28, 2000.

(9)	Includes 22,900 shares which may be acquired upon the exercise of options exercisable within 60 days of April 14, 2025.

(10)	Includes 22,900 shares which may be acquired upon the exercise of options exercisable within 60 days of April 14, 2025.

(11)

Includes 157,430 shares which the directors and executive officers may be deemed to have beneficial ownership with respect to options to purchase the Company’s common stock exercisable within 60 days of April 14, 2025.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the Company’s equity compensation plans as of December 29, 2024. As of December 29, 2024, no equity securities were authorized for issuance under equity compensation plans not approved by stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	509,660	$4.67	2,455,077(2)

(1)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding restricted stock units, which have no exercise price.

(2)

Represents shares available for issuance under the 2019 Equity Plan. Awards of restricted stock or restricted stock units and other awards that are not awards of stock options or stock appreciation rights (including shares delivered in settlement of dividend rights) shall be counted against the plan limit as 2.5 shares for every share granted. If any shares subject to an award under our equity plans are forfeited or expire, or are terminated without issuance of shares, the shares shall again be available for award under our 2019 Equity Plan. Any shares that again become available for grant shall be added back as one share if such shares were subject to options or stock appreciation rights and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights. The share amount in this column does not reflect the 3,750,000 shares which would be added as available shares to the 2019 Equity Plan upon the approval of Equity Plan Proposal at the Annual Meeting.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item No. 2 on Proxy Card)

We are providing stockholders an advisory vote to approve the compensation of our NEOs, also known as a “say-on-pay” proposal. The Board has determined to hold these votes annually. The advisory vote is a non-binding vote on the compensation of our named executive officers as described in this Proxy Statement in the “Executive and Director Compensation and Related Matters — Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the Company’s accompanying narrative disclosure.

At our 2024 annual stockholders meeting, 86.1% of the votes cast on our say-on-pay proposal were voted in favor of the proposal. Our Compensation Committee considered the result of this vote and concluded that our pay for performance philosophy is supported by stockholders and that no specific changes to our executive compensation program were warranted.

As noted above in the section entitled “Executive and Director Compensation and Related Matters — Compensation Discussion and Analysis,” our executive compensation program utilizes elements including base salary, annual bonus awards, long term stock-based incentive awards, and health and other benefits to achieve the following goals:

•	attracting, motivating and rewarding highly talented, qualified and experienced executive officers responsible for our success;

•	encouraging retention of top executives who may have attractive opportunities at other companies;

•	providing rewards for successful performance;

•	aligning annual short-term incentive rewards with actual Company operating performance;

•	using longer-term stock-based incentive awards, which vest over time, to align executive officers’ interests with those of the stockholders; and

•

providing total compensation to each executive officer that is internally equitable and reasonable in light of the executive officer’s level of experience and qualifications as well as general market practice, including compensation levels of certain peer companies.

The Board and the Compensation Committee believe that our compensation programs, which align pay with performance and which have been relatively stable over time, have accomplished the foregoing goals.

We strongly encourage stockholders to review this Proxy Statement, and in particular the information contained in the “Executive and Director Compensation and Related Matters” section, including the tabular and narrative disclosure, for a more detailed discussion of our compensation philosophy, objectives and programs.

Our compensation actions for our named executive officers are summarized below:

Annual base salaries for 2024 for our named executive officers increased modestly by 2.5% compared to the prior year.

•

For fiscal 2024 no bonuses were paid to our named executive officers because the Company’s Adjusted EBITDA for fiscal 2024 was negative, which resulted in a decrease of Adjusted EBITDA compared with fiscal 2023 (see Appendix A for the calculation of Adjusted EBITDA). None of our named executive officers received any bonus for fiscal 2024 and our Chief Executive Officer did not receive any bonus for fiscal 2023.

•

Total cash compensation for our named executive officers for fiscal 2024 decreased by 4.6% compared to fiscal 2023, largely reflecting elimination of bonus payments to named executive officers for fiscal 2024 and to our Chief Executive Officer for fiscal 2023.

•

The value of equity grants to the named executive officers (made in March 2024) decreased compared to 2023, reflecting a year-over-year decrease in the Company’s stock price, partially offset by a grant of stock options in fiscal 2024 while no stock options were granted in fiscal 2023.

Required Vote

The adoption of the resolution set forth below approving the Company’s compensation of its named executive officers will require the affirmative vote of a majority of the votes cast “for” or “against” with respect to this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

We believe that our compensation program for executive officers is conservative relative to our peers. We also believe this program will help to drive improved Company performance.

ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as described in the “Executive and Director Compensation and Related Matters” section of the Company’s Proxy Statement, including the “Compensation Discussion and Analysis” subsection thereof and the tabular and narrative disclosures therein required by Item 402 of SEC Regulation S-K.”

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

(Item No. 3 on Proxy Card)

The Audit Committee has appointed Deloitte & Touche LLP to audit the Company’s consolidated financial statements for the 2025 fiscal year. This appointment is being presented to stockholders for ratification at the Annual Meeting. Although stockholder ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or otherwise by law, the Board of Directors, at the request of the Audit Committee, has elected to seek this ratification. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting. They will have an opportunity to make statements if they desire but are not expected to be available to respond to questions.

Required Vote

The action of the Audit Committee in appointing of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year will be ratified by the affirmative vote of a majority of the votes cast “for” or “against” with respect to this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2025 FISCAL YEAR.

Fees Billed by Deloitte & Touche LLP

The aggregate fees billed for professional services provided by Deloitte & Touche LLP in fiscal years 2024 and 2023 were:

Type of Fees	Fiscal 2024	Fiscal 2023
Audit Fees	$1,109,945	$1,103,755
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,109,945	$1,103,755

In the above tables, in accordance with the definitions of the Securities and Exchange Commission, “Audit Fees” are fees paid by the Company to Deloitte & Touche LLP for the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K and review of the unaudited consolidated financial statements included in its quarterly reports on Form 10-Q or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Other than Audit Fees, the Company paid no fees for services rendered by Deloitte & Touche LLP during fiscal years 2024 and 2023.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee is required under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission promulgated thereunder to pre-approve the auditing and permitted non-audit services performed by the Company’s independent registered public accounting firm to provide assurance that the provision of those services does not impair its independence. The Audit Committee has a pre-approval policy to assist it in carrying out this responsibility.

Under the pre-approval policy, the annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and/or fees resulting from changes in audit scope, the Company’s organizational structure or other matters. In addition, if the Audit Committee, after reviewing documentation detailing the specific services to be provided by the independent registered public accounting firm and having discussions with the independent registered public accounting firm and with management, determines that the performance of such services would not impair the independence of the independent registered public accounting firm, the Audit Committee may also approve (i) audit-related services, which are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, (ii) tax services such as tax compliance, tax planning and tax advice and/or (iii) permissible non-audit services that it believes are routine and recurring services.

All audit services provided by Deloitte & Touche LLP to the Company for the fiscal years 2024 and 2023 were pre-approved in accordance with the Company’s pre-approval policies and procedures.

PROPOSAL NO. 4

APPROVAL OF AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

(Item No. 4 on Proxy Card)

Background

We are asking our stockholders to approve an amendment and restatement (“Equity Plan Amendment and Restatement”) of our 2019 Equity Incentive Plan (the “2019 Equity Plan”) to effect the following changes:

•	Increase the total number of shares available for issuance to 10,898,803 shares, an increase of 3,750,000 over the 7,148,803 shares previously reserved for issuance; and

•

Clarify that (a) upon the exercise of stock appreciation rights that are settled in shares, the full number of stock appreciation rights (rather than the net number of shares actually delivered upon exercise) shall count against the number of shares remaining available for issuance pursuant to awards granted under the 2019 Equity Plan, and (b) shares repurchased on the open market with the proceeds from the exercise of an option shall not again be made available for issuance under the 2019 Equity Plan.

The 2019 Equity Plan was originally adopted by our Board of Directors on April 11, 2019, and approved by our stockholders at the 2019 Annual Meeting of Stockholders. An amended and restated 2019 Equity Plan was adopted by our Board of Directors on April 14, 2022, and approved by our stockholders at the 2022 Annual Meeting of Stockholders.

As of April 14, 2025, 1,508,177 shares remained available for future grants of awards under the 2019 Equity Plan (excluding any additional shares that may become available under any prior stock incentive plan as a result of future forfeiture, expiration or other termination of awards thereunder). The increase in shares effected as a result of the Equity Plan Amendment and Restatement is necessary to ensure that enough shares will be available for the issuance of stock awards so as to incentivize and retain key employees of the Company, which can assist in maximizing the full potential of stockholder value.

Overhang Data as of April 14, 2025

Total stock options outstanding	821,285
Weighted-average exercise price of outstanding stock options	$3.33
Weighted-average remaining term of outstanding stock options	7.92 years
Total shares of restricted stock outstanding	722,225
Total shares available for grant under equity compensation plans	1,508,177
Total shares outstanding	22,855,063

Proposal

The terms of the Equity Plan Amendment and Restatement, assuming that the stockholders approve this Proposal No. 4, are described below under “Summary of the Equity Plan Amendment and Restatement.” A copy of the Equity Plan Amendment and Restatement is attached in this Proxy Statement as Appendix B.

The Board of Directors believes that the Equity Plan Amendment and Restatement, including the proposed increase in shares authorized for issuance to the Company’s employees, directors and consultants, are necessary to ensure that the Company maintains the ability in the future to continue to attract and retain highly qualified officers and other employees by providing adequate incentives through the issuance of stock awards. As of April 14, 2025, 1,508,177 shares remained available for future grants of awards under the 2019 Equity Plan (excluding any additional shares that may become available under any prior stock incentive plan as a result of future forfeiture, expiration or other termination of awards thereunder).

Required Vote

Affirmative votes representing a majority of the votes cast “for” or “against” with respect to the proposal in person or by proxy and entitled to vote at the Annual Meeting will be required to approve this proposal. A vote to

“abstain” on the proposal will not be considered as a vote cast with respect to such matter, and will not be counted as either a vote “for” or “against” the proposal. Broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE EQUITY PLAN AMENDMENT AND RESTATEMENT.

Purpose of the Equity Plan Amendment and Restatement

The Board of Directors believes that the Equity Plan Amendment and Restatement is necessary to ensure that the Company maintains the ability in the future to continue to attract and retain highly qualified officers and other employees by providing adequate incentives through the issuance of stock options, stock appreciation rights, restricted stock and other stock unit awards, so as to incentivize and retain key employees of the Company, which can assist in maximizing the full potential of stockholder value.

Summary of the Equity Plan Amendment and Restatement

The principal features of the Equity Plan Amendment and Restatement are summarized below. This summary, however, is not intended to be a complete discussion of all of the terms of the Equity Plan Amendment and Restatement, and is qualified in its entirety by reference to the complete text of the Equity Plan Amendment and Restatement. A copy of the Equity Plan Amendment and Restatement is attached hereto as Appendix B.

Shares Subject to the 2019 Equity Plan

Up to an aggregate of 10,898,803 shares of common stock of the Company are authorized for issuance under the 2019 Equity Plan. Such share reserve represents an increase of 3,750,000 over the 7,148,803 shares previously reserved for issuance under the 2019 Plan, but excludes the number of any additional shares that may thereafter become available as a result of future forfeiture, expiration or other termination of awards under any prior stock incentive plan, including the 2007 Equity and Performance Incentive Plan as amended and restated prior to the original effective date of the 2019 Equity Plan. The maximum number of shares issuable under the 2019 Equity Plan as ISOs (as defined below) is 10,898,803 shares, regardless of any such transfer of shares from prior stock incentive plans to the 2019 Equity Plan.

Any shares that are subject to awards of options or stock appreciation rights shall be counted against this limit as one share for every one share granted. Any shares that are subject to awards other than options or stock appreciation rights (including shares delivered on the settlement of dividend equivalents) shall be counted against this limit as 2.5 shares for every one share granted. The aggregate number of shares available under the 2019 Equity Plan and the number of shares subject to outstanding options will be increased or decreased to reflect any changes in the outstanding common stock of the Company by reason of any recapitalization, spin-off, reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction.

If any shares subject to an award under the 2019 Equity Plan or to an award under any prior plans are forfeited, expire or are cancelled without issuance of such shares, the shares shall again be available for awards under the 2019 Equity Plan. Any shares that again become available for grant shall be added back as one share if such shares were subject to options or stock appreciation rights granted under the 2019 Equity Plan or options or stock appreciation rights granted under the prior plans and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights granted under the 2019 Equity Plan or under the prior plans.

The following shares may not again be made available for issuance as awards under the 2019 Equity Plan: (a) shares which are not issued or delivered as a result of the net settlement of an option or stock appreciation right, (b) shares received or withheld by the Company to satisfy tax liabilities arising from the grant or exercise of an option or award, or as a result of the use of shares to pay the option exercise price, or (c) shares repurchased on the open market with the proceeds of the exercise price of an option.

Eligibility and Participation

All employees (including officers), directors, and consultants of the Company or any parent or subsidiary are eligible for selection to receive awards under the 2019 Equity Plan, except that no ISO may be granted to any person who, at the time of grant, is not an employee of the Company or any parent or subsidiary. An individual who has been granted an option or stock appreciation right or other award may, if such individual is otherwise eligible, be granted additional options or stock appreciation rights or other awards as the Committee may determine.

Administration of the 2019 Equity Plan

The 2019 Equity Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), consisting of two or more directors of the Company who are (a) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, and (b) “independent directors” under Nasdaq or other applicable stock exchange rules. The Committee has extremely broad discretion and power in interpreting and operating the 2019 Equity Plan and in determining the employees, directors and consultants who shall be participants, and the terms of individual options, stock appreciation rights, restricted stock, other stock unit awards and dividend equivalents. To the extent permitted by applicable law, the Committee may delegate to one or more directors or officers the authority to grant awards to employees or officers who are not directors or officers subject to the short-swing rules of Section 16 of the Exchange Act.

Types of Awards

Awards under the 2019 Equity Plan may consist of options, stock appreciation rights, restricted stock, other stock unit awards or dividend equivalents. The nature of each of such type of award is discussed below. Each award will be made by an award agreement whose form and content shall be determined by the Committee in its discretion, consistent with the provisions of the 2019 Equity Plan. The terms of award agreements for a particular type of award need not be uniform.

Type of Options

Two types of options may be granted under the 2019 Equity Plan: options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code, and options not so qualified for favorable federal income tax treatment (non-qualified options or “NSOs”). In the past, options issued by the Company have typically been NSOs.

Stock Appreciation Rights

The Committee, in its discretion, may also issue stock appreciation rights to employees, consultants and directors of the Company. A stock appreciation right is a right to receive a payment based on the increase in the fair market value of a share after the date of grant. The Committee may determine, in its discretion, that a stock appreciation right will be paid out in cash or in shares on its exercise. The number of shares that may be issued on the exercise of a stock appreciation right shall be determined by dividing: (a) the total number of shares as to which the stock appreciation right is exercised, multiplied by the amount by which the fair market value of one share on the exercise date exceeds the fair market value of one share on the date of grant of the stock appreciation right, by (b) the fair market value of one share on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing shares on the exercise of a stock appreciation right, the Committee may in its sole discretion elect to pay the cash value of such shares.

Restricted Stock

The Committee, in its discretion, may also grant awards of restricted stock to participants. Restricted stock shall be shares granted or sold to a participant that are subject to vesting restrictions based on continued employment or attainment of performance goals.

Other Stock Unit Awards

The Committee, in its discretion, may grant other stock unit awards, which are awards valued in whole or part by reference to, or otherwise based on, shares. Other stock unit awards shall be subject to such conditions and restrictions as may be determined by the Committee, and may be payable in the form of cash or shares.

Dividend Equivalents

The Committee, in its sole discretion, may determine that a participant who receives an award (other than an award of stock options or stock appreciation rights) will also be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to stock or other property dividends on shares (“dividend equivalents”) with respect to the number of shares covered by the award. The Committee may also provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested. In the event of a recapitalization, reorganization, spin-off, reclassification, stock dividend, stock split, reverse stock split or similar transaction, the Committee may, in its discretion, make an appropriate adjustment to dividend equivalents.

Option Exercise Prices and Other Award Purchase Prices

The exercise price for shares covered by each option shall not be less than 100% of the fair market value of such shares on the date of grant, but if an ISO is granted to a more than 10% stockholder of the Company or its subsidiaries (measured by ownership of voting power), the exercise price of an ISO shall not be less than 110% of the fair market value of such shares on the date of grant. The base price for a stock appreciation right shall not be less than 100% of the fair market value of shares as of the date of grant. The Committee, in its discretion, may determine the purchase price, if any, for restricted stock and other stock unit awards.

The fair market value per share on any particular date under the 2019 Equity Plan is generally the closing sales price per share on such date reported on the Nasdaq Global Select Market, as further described in the 2019 Equity Plan. As of April 14, 2025, the closing price of our common stock as reported on the Nasdaq Global Select Market was $0.84 per share.

The purchase price of shares on the exercise of an option shall be paid in full at the time of exercise in cash or by check payable to the order of the Company, or, subject to the approval of the Committee and subject to applicable law, by the delivery of shares of common stock of the Company already owned by the participant, through a broker-assisted exercise, or by any other method permitted by applicable law. The Committee shall determine, in its discretion, the form of any payment for restricted stock and other stock unit awards.

Vesting and Exercisability of Awards

The Committee shall determine when and under what conditions any option or stock appreciation right shall become exercisable and when restricted stock and other stock unit awards shall become vested.

However, awards granted under the 2019 Equity Plan generally may vest no earlier than one year after grant. This restriction does not apply to (a) substitute awards issued in assumption or exchange for awards granted by a company acquired by the Company; (b) shares delivered in lieu of fully vested cash awards; and (c) awards to non-employee directors that vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders (but not less than 50 weeks). In addition, the Committee may grant awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2019 Equity Plan. Finally, the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated vesting and exercisability of any award, including in the cases of retirement, death, disability or a change of control, in the terms of the award or otherwise.

The aggregate fair market value of shares of common stock of the Company (determined at the date of grant) for which ISOs (whenever granted) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000; any options in excess of this limit shall be treated as NSOs.

Duration of Options and Stock Appreciation Rights

Each option or stock appreciation right shall expire on the date specified by the Committee, but all options and stock appreciation rights shall expire within 10 years of the date of grant. ISOs granted to more than 10% stockholders of the Company (measured by ownership of voting power) shall expire within five years from the date of grant.

No Repricing

The Committee has no authority to reprice any option, to reduce the base price of any stock appreciation right, or cancel any option or stock appreciation right and replace it with another award available under the 2019 Equity Plan, including cash, when the fair market value of the underlying shares is less than the award’s exercise or base price per share.

Termination of Employment

If a participant ceases to be employed by the Company or any of its subsidiaries for any reason (including death or permanent disability) other than termination for cause, the participant’s options and stock appreciation rights that were vested and exercisable shall remain exercisable until the end of the original term or for the period determined by the Committee in the individual award agreement or otherwise, whichever expires earlier. After a participant’s death, options and stock appreciation rights may be exercised by the person or persons to whom the participant’s rights pass by will or the laws of descent and distribution. The treatment of each award of restricted stock or other stock unit award on the termination of employment, death, or disability of the participant shall be determined by the Committee in its discretion. If a participant’s employment is terminated for cause, all of the participant’s awards may be immediately terminated and canceled, in the Committee’s discretion.

Certain Corporate Transactions

Upon the happening of a merger, reorganization or sale of substantially all of the assets of the Company or other change of control events specified in the 2019 Equity Plan, the Committee, may, in its sole discretion, do one or more of the following:

•

Shorten the period during which options and stock appreciation rights are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the participants);

•	Accelerate in whole or in part any vesting schedule to which an option, stock appreciation right, restricted stock or other stock unit award is subject;

•

Arrange to have the surviving or successor entity or any parent entity thereof assume the restricted stock, other stock unit awards, stock appreciation rights or options or grant replacement options or stock appreciation rights with appropriate adjustments in the option exercise prices and adjustments in the number and kind of securities issuable upon exercise;

•

Cancel options upon payment to the participants in cash of an amount that is the equivalent of the excess of the fair market value of the common stock of the Company (at the effective time of the merger, reorganization, sale or other event) over the exercise price of the option to the extent the options are vested and exercisable, and cancel stock appreciation rights by paying the value thereof; or

•	Make any other modification or adjustment that the Committee deems appropriate in its discretion.

The Committee may also provide for one or more of the foregoing alternatives in any particular award agreement.

Rights as a Stockholder

The recipient of an option or stock appreciation right will have no rights as a stockholder with respect to shares of Company common stock covered by an option or stock appreciation right until the date such recipient becomes a holder of record of such shares. The recipient of restricted stock or of another stock unit award will generally have all the rights of a stockholder with respect to the shares of common stock of the Company issued pursuant to such award, including the right to vote such shares, but the Committee may determine that any dividends and distributions with respect to such shares will be subject to the same vesting restrictions, if any, as the underlying shares.

Assignability of Options, Stock Appreciation Rights and Other Awards

An ISO granted under the 2019 Equity Plan shall, by its terms, be non-transferable by the participant, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the participant’s lifetime only by him or her. Any award issued under the 2019 Equity Plan other than an ISO shall be nontransferable by the participant, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, or, with the consent of the Committee, during the participant’s lifetime by gift to one or more members of the participant’s immediate family or to a trust for their benefit.

Duration, Termination and Amendment of the 2019 Equity Plan; Effectiveness of the 2019 Equity Plan

The Equity Plan Amendment and Restatement is effective as of April 14, 2025, subject to approval by our stockholders by an affirmative vote representing a majority of the votes cast under applicable law or rules at the Annual Meeting. Under currently applicable law or rules, to be duly constituted, a majority of the shares of Company’s common stock outstanding and entitled to vote would have to be present in person or by proxy at the meeting at which stockholders vote to approve the Equity Plan Amendment and Restatement. If the stockholders do not approve the Equity Plan Amendment and Restatement, the 2019 Equity Plan as in effect prior to its amendment and restatement shall continue in full force and effect, and all awards granted shall continue in effect under their existing terms. The 2019 Equity Plan shall continue in effect for a period of 10 years following its original adoption by the Board, or through April 11, 2029. The Board of Directors retains the discretion to suspend or terminate the 2019 Equity Plan at any time.

The Board of Directors may amend the 2019 Equity Plan, except that the Board will not amend the 2019 Equity Plan in a way which violates Rule 16b-3 of the Exchange Act. The Board may not amend the 2019 Equity Plan without obtaining stockholder approval to:

•	Increase the number of shares that may be the subject of awards under the 2019 Equity Plan;

•	Expand the types of awards available under the 2019 Equity Plan;

•	Materially expand the class of persons eligible to participate in the 2019 Equity Plan;

•	Amend any provision prohibiting the Committee from repricing options or stock appreciation rights or taking similar action;

•	Increase the maximum permissible term of any option or stock appreciation rights; or

•	Make any modification that requires stockholder approval under applicable law.

Furthermore, no amendment of the 2019 Equity Plan shall amend or impair any rights or obligations under any award theretofore granted under the 2019 Equity Plan without the written consent of the holder of the affected award.

New Plan Benefits

No awards have been granted or promised with respect to the additional requested shares, and the 2019 Equity Plan does not provide for set benefits or amounts of awards. We have not approved any awards that are conditioned on stockholder approval of the Equity Plan Amendment and Restatement. Awards under the 2019 Equity Plan are made at the discretion of the Committee, and are therefore not determinable at this time.

Awards Granted to Certain Individuals and Groups Under the 2019 Equity Plan

The following table shows, for each of the named executive officers and the various groups indicated, the total number of shares of common stock subject to stock awards that have been granted (even if not currently outstanding) under the 2019 Equity Plan since it became effective through April 14, 2025.

Name	Number of Shares
Steven G. Miller	432,500
Chairman of the Board, President and Chief Executive Officer
Barry D. Emerson	180,000
Executive Vice President, Chief Financial Officer and Treasurer
Boyd O. Clark	180,000
Executive Vice President and Chief Merchandising Officer
All current executive officers as a group (7 persons)	1,364,100
All current directors who are not executive officers as a group (6 persons)	1,039,470
Lily W. Chang	85,843
Nominee for election as a director
Van B. Honeycutt	222,958
Nominee for election as a director
Each associate of any executive officers, current directors or director nominees	0
Each other person who received or is to receive 5% of awards (0 persons)	0
All employees, excluding executive officers, as a group (approximately 336 persons)	3,478,115

Federal Income Tax Matters

The following discussion of federal income tax consequences does not purport to be a complete analysis of all the potential tax effects of the 2019 Equity Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations. In addition, the tax consequences to a particular participant may be affected by matters not discussed above. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT HIS OR HER TAX ADVISOR CONCERNING THE TAX CONSEQUENCES OF THE 2019 EQUITY PLAN, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THE TAX LAWS.

Non-Qualified Stock Options

Under current federal income tax law, the grant of an NSO has no tax effect on the Company or the participant. In general, the exercise of the NSO will result in ordinary income to the participant equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. The participant’s tax basis in the shares will be equal to the option exercise price plus the amount of ordinary income recognized upon exercise. Upon any subsequent disposition of the shares, any gain or loss recognized by the participant will be treated as capital gain or loss and will be long-term capital gain or loss if the shares are held for more than one year after exercise. At the time of recognition of ordinary income by the participant upon exercise, the Company will normally be allowed to take a deduction for federal income tax purposes in an amount equal to such recognized ordinary income.

Incentive Stock Options

The federal income tax consequences associated with ISOs are generally more favorable to the participant and less favorable to the Company than those associated with NSOs. Under current federal income tax law, the grant of an ISO does not result in income to the participant or in a deduction for the Company at the time of the grant. Generally, the exercise of an ISO will not result in the participant recognizing ordinary income if the participant disposes of the shares more than two years after the date of grant and more than one year after the date of exercise. If these requirements are met, the basis of the shares of common stock of the Company upon a later disposition will be the exercise price, any gain on the later disposition will be taxed to the participant as long-term capital gain, and the Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option exercise price is an adjustment to regular taxable income in determining alternative minimum taxable income, which could cause the participant to be subject to the alternative minimum tax, thereby in effect depriving the participant of at least some of the tax benefits of ISO treatment. If the participant disposes of the shares before the expiration of either of the holding periods described above (a “Disqualifying Disposition”), the participant will have compensation taxable as ordinary income, and the Company will normally be entitled to a deduction, equal to the lesser of (a) the fair market value of the shares on the exercise date minus the exercise price, or (b) the amount realized on the disposition minus the exercise price. If the price realized in any such Disqualifying Disposition of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term or short-term capital gain, depending on the participant’s holding period for the shares.

Stock Appreciation Rights

A participant holding a stock appreciation right will recognize ordinary income on the exercise of the stock appreciation right equal to the amount of cash or the fair market value of the shares received upon exercise. The Company will receive a tax deduction in the same amount. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

Other Awards

The taxation of an award other than an option or a stock appreciation right depends on whether or not it consists of restricted stock (i.e., stock subject to a vesting restriction based on continued employment or attainment of performance goals). If another stock unit award does not consist of restricted stock, and is not settled in restricted stock, the participant will recognize ordinary income on the receipt of cash or shares equal to the amount of cash, or the excess of the fair market value of the shares over the amount (if any) that the participant pays for the shares. The Company will receive a tax deduction in the same amount. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

In general, no taxable income will be recognized by a participant at the time restricted stock is granted. Generally, on the date the restricted stock becomes vested, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date the shares vest and the purchase price, and the Company will receive a tax deduction for the same amount. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of vesting as either short-term or long-term capital gain or loss, depending on how long the shares have been held. Alternatively, a participant may elect to make an election under Section 83(b) of the Internal Revenue Code with respect to unvested shares. If a participant makes a Section 83(b) election with the Internal Revenue Service within 30 days from the date of grant, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of grant and the purchase price, and the Company will receive a tax deduction for the same amount. If the participant makes a timely Section 83(b) election, the participant will not recognize ordinary income when the shares vest. Upon disposition of the shares acquired, the participant will recognize the appreciation or depreciation on the shares after the date of grant as either short-term or long-term capital gain or loss, depending on how long the shares have been held. If the participant forfeits unvested shares, the participant will recognize a capital loss equal to the excess (if any) of the purchase price over any amount the participant receives from the Company on the forfeiture. Generally, if the participant makes a Section 83(b) election, and thereby recognizes ordinary income on the date of grant, the participant will receive no corresponding deduction or loss for the amount of ordinary income the participant recognized if the participant later forfeits any unvested shares.

$1,000,000 Limit on Deductible Compensation

Section 162(m) of the Internal Revenue Code provides that any publicly traded corporation will be denied a deduction for compensation paid to certain current and former executive officers to the extent that the compensation exceeds $1,000,000 per officer per year. Taxable income realized by the Company’s executive officers as a result of awards under the 2019 Equity Plan will count as compensation for purposes of determining whether the $1,000,000 threshold of Section 162(m) has been met or exceeded.

Withholding of Taxes

The Company may take whatever steps the Committee deems appropriate to comply with any applicable withholding tax obligation in connection with the exercise of an option or stock appreciation right or the grant or vesting of restricted stock, or other stock unit awards, including requiring any participant to pay the amount of any applicable withholding tax to the Company in cash. The Committee may, in its discretion, authorize “cashless withholding.”

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

Statements made in this Proxy Statement that are not historical in nature, or that state our or our management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Forward-looking statements can often be identified by the use of forward-looking language, such as “could,” “should,” “will,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. These forward-looking statements may include, without limitation, discussions of our business strategies, future operations, financial condition and prospects, and market factors influencing our results.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, as well as factors discussed elsewhere in this and other reports and documents we file with the Securities and Exchange Commission. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, as well as in our other public disclosures and filings with the Securities and Exchange Commission.

OTHER MATTERS

Management knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxyholders to vote the shares represented by the proxies on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy statement and proxy card for the next annual meeting of the Company’s stockholders (“2026 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than December 26, 2025, if the Company’s 2026 Annual Meeting is held within 30 days of June 10, 2026. In the event that the Company elects to hold the 2026 Annual Meeting more than 30 days before or after June 10, 2026, such stockholder proposals would have to be received by the Company a reasonable time before the Company’s solicitation is made. Further, in order for the stockholder proposals to be eligible to be brought before the Company’s stockholders at the 2026 Annual Meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by the Company’s Amended and Restated Bylaws (“Bylaws”).

Pursuant to the Bylaws, in order for director nominations or other proposals of stockholders intended to be presented at the 2026 Annual Meeting (excluding proposals pursuant to Rule 14a-8 under the Exchange Act) to be timely, such proposals must be received by the Company at its principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Accordingly, except as noted below, any stockholder proposals intended to be presented at the 2026 Annual Meeting outside of Rule 14a-8 must be received in writing by the Company at its principal executive offices no later than March 12, 2026, and no sooner than February 10, 2026. However, if the date of the 2026 Annual Meeting is advanced more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be delivered not more than the 120th day prior to 2026 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2026 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made. In addition, to complying with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act of 1934 no later than March 12, 2026, and no sooner than February 10, 2026.

The Company will provide a copy of its Bylaws to any stockholder of record upon written request.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K, exclusive of exhibits, including consolidated financial statements for the fiscal year ended December 29, 2024, is being mailed to stockholders with this Proxy Statement and contains financial and other information about the Company.

The information set forth under “Compensation Committee Report,” “Audit Committee Report” and the Company-operated website referenced in the Proxy Statement shall not be deemed filed with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act and shall not be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, EXCLUSIVE OF EXHIBITS, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 29, 2024 TO ANY BENEFICIAL OWNER OF THE COMPANY’S COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO BIG 5 SPORTING GOODS CORPORATION, 2525 EAST EL SEGUNDO BOULEVARD, EL SEGUNDO CALIFORNIA, 90245, ATTENTION: SECRETARY

APPENDIX A

DEFINITION OF NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) MEASURES

This Proxy Statement contains non-GAAP financial measures (as defined by SEC Regulation G). In addition to providing our financial results in accordance with generally accepted accounting principles (“GAAP”), we are providing non-GAAP earnings before interest, income tax expense, depreciation and amortization (“EBITDA”) and any other adjustments (“Adjusted EBITDA”). EBITDA and Adjusted EBITDA are not prepared in accordance with GAAP and exclude certain items presented below. We use EBITDA and Adjusted EBITDA internally for forecasting purposes and as factors to evaluate our operating performance and to determine executive bonuses. We believe that Adjusted EBITDA provides useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of core operating results and business outlook. While we believe that EBITDA and Adjusted EBITDA can be useful to investors in evaluating our period-to-period operating results, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP. In addition, our definition or calculation of these non-GAAP measures may differ from similarly titled measures used by other companies, limiting the usefulness of this financial measure for comparison to other companies. We believe the GAAP measure that is most comparable to non-GAAP EBITDA and Adjusted EBITDA is net income, and a reconciliation of our non-GAAP EBITDA and Adjusted EBITDA to GAAP net income is provided below.

	Fiscal Year Ended
	December 29, 2024	December 31, 2023	January 1, 2023	January 2, 2022	January 3, 2021
	(In thousands)
(GAAP net (loss) income (as reported)	$(69,072)	$(7,083)	$26,134	$102,386	$55,940
+ Interest expense (income) (as reported)	1,000	(153)	572	893	1,880
+ Income tax expense (benefit) (as reported)	12,504	(3,498)	6,809	32,738	18,445
+ Depreciation and amortization (as reported)	18,961	18,315	18,020	17,698	18,450

EBITDA	$(36,607)	$7,581	$51,535	$153,715	$94,715

- Extinguishment of certain real estate-related liabilities	—	(2,428)	—	—	—
+ Legal settlement provision	—	1,500	—	—	—
+ Store asset impairment	835	631	—	—	—
+ Revaluation of workers’ compensation reserves due to change in claims assessment methodology	—	—	1,039	—	—
- Lease concessions related to the impact of COVID-19	—	—	—	—	(3,100)
- Gain on eminent domain settlement	—	—	—	—	(2,500)
- Elimination of liability for an employment agreement	—	—	—	(995)	—
- Gain on recovery of insurance settlements	(958)	—	—	(709)	(2,800)

Adjusted EBITDA	$(36,730)	$7,284	$52,574	$152,011	$86,315

A-1

APPENDIX B

BIG 5 SPORTING GOODS CORPORATION

2019 EQUITY INCENTIVE PLAN

As Amended and Restated by the Board of Directors: April 7, 2025

Subject to Approval by the Stockholders: June 10, 2025

BIG 5 SPORTING GOODS CORPORATION, a corporation existing under the laws of the State of Delaware (the “Company”), originally established and adopted this 2019 Equity Incentive Plan, effective as of April 11, 2019 (the “Plan”). The Company adopted an amendment and restatement of the Plan on April 14, 2022, that was approved at the Company’s 2022 Annual Meeting of Stockholders on June 8, 2022. The Company adopted an amendment and restatement of the Plan on April 7, 2025, subject to approval at the Company’s 2025 Annual Meeting of Stockholders on June 10, 2025. Certain capitalized terms used in the Plan are defined in Article II.

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company, to attract new individuals who are highly motivated and who are expected to contribute to the success of the Company and to encourage such individuals to remain as directors, employees, consultants and/or advisors of the Company and its Affiliates by increasing their proprietary interest in the Company’s growth and success; and

WHEREAS, to attain these ends, the Company has established this Plan to authorize the granting of Awards to Participants whose judgment, initiative and efforts are or have been or are expected to be responsible for the success of the Company.

NOW, THEREFORE, the Company hereby adopts and agrees to the following provisions:

ARTICLE I

PURPOSE OF THE PLAN

1.1 Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and/or advisors of the Company who are expected to contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

ARTICLE II

DEFINITIONS

2.1 “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Parent or Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

2.2 “Applicable Laws” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal and state securities law, federal and state tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Committee.

2.3 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Dividend Equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.4 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

2.5 “Board” shall mean the board of directors of the Company.

2.6 “Cause” shall have the meaning set forth in a Participant’s employment or consulting agreement with the Company (if any), or if not defined therein, shall mean (i) acts or omissions by the Participant which constitute intentional material misconduct or a knowing violation of a material policy of the Company or any of its subsidiaries, (ii) the Participant personally receiving a benefit in money, property or services from the Company or any of its subsidiaries or from another person dealing with the Company or any of its subsidiaries, in material violation of applicable law or Company policy, (iii) an act of fraud, conversion, misappropriation, or embezzlement by the Participant or his conviction of, or entering a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof (other than DUI), or (iv) any deliberate and material misuse or improper disclosure of confidential or proprietary information of the Company.

2.7 “Change of Control” shall mean the occurrence of any of the following events:

(i) The direct or indirect acquisition by an unrelated “Person” or “Group” of “Beneficial Ownership” (as such terms are defined below) of more than 50% of the voting power of the Company’s issued and outstanding voting securities in a single transaction or a series of related transactions;

(ii) The direct or indirect sale or transfer by the Company of substantially all of its assets to one or more unrelated Persons or Groups in a single transaction or a series of related transactions;

(iii) The merger, consolidation or reorganization of the Company with or into another corporation or other entity in which the Beneficial Owners of more than 50% of the voting power of the Company’s issued and outstanding voting securities immediately before such merger or consolidation do not own more than 50% of the voting power of the issued and outstanding voting securities of the surviving corporation or other entity immediately after such merger, consolidation or reorganization (or, if applicable, the ultimate parent corporation that directly or indirectly has Beneficial Ownership of 100% of the voting securities eligible to elect directors of the surviving corporation); or

(iv) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of the Company (together with any new Directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office.

None of the foregoing events, however, shall constitute a Change of Control if such event is not a “Change in Control Event” under Treasury Regulations Section 1.409A-3(i)(5). For purposes of determining whether a Change of Control has occurred, the following Persons and Groups shall not be deemed to be “unrelated”: (A) such Person or Group directly or indirectly has Beneficial Ownership of more than 50% of the issued and outstanding voting power of the Company’s voting securities immediately before the transaction in question, (B) the Company has Beneficial Ownership of more than 50% of the voting power of the issued and outstanding voting securities of such Person or Group, or (C) more than 50% of the voting power of the issued and outstanding voting securities of such Person or Group are owned, directly or indirectly, by Beneficial Owners of more than 50% of the issued and outstanding voting power of the Company’s voting securities immediately before the transaction in question. The terms “Person,” “Group,” “Beneficial Owner,” and “Beneficial Ownership” shall have the meanings used in the Exchange Act.

2.8 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.9 “Committee” shall mean the Committee constituted under Section 4.2 to administer this Plan.

2.10 “Company” has the meaning set forth in introductory paragraph of the Plan.

2.11 “Consultant” means any person, including an advisor, who (i) is a natural person, (ii) provides bona fide services to the Company or a Parent or Subsidiary, and (iii) provides services that are not in connection with the offer or sale of securities in a capital-raising transaction, and that do not directly or indirectly promote or maintain a market for the securities of the Company; provided that the term ‘Consultant’ does not include (i) Employees or (ii) Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

2.12 “Continuous Status as an Employee, Director or Consultant” means that the employment, director or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary, or by the Employee, Director or Consultant. Continuous Status as an Employee, Director or Consultant will not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave, provided, that for purposes of Incentive Stock Options, any such leave may not exceed three months, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor; or (iii) in the case of an Award other than an Incentive Stock Option, the ceasing of a person to be an Employee while such person remains a Director or Consultant, the ceasing of a person to be a Director while such person remains an Employee or Consultant or the ceasing of a person to be a Consultant while such person remains an Employee or Director. However, if the corporation for which a Participant is rendering service ceases to qualify as a Parent or Subsidiary, as determined by the Committee in its sole discretion, such Participant’s Continuous Service as an Employee, Director or Consultant shall be considered to have terminated on the date such corporation ceases to qualify as a Parent or Subsidiary, respectively.

2.13 “Director” shall mean a non-employee member of the Board or a non-employee member of the board of directors of a Parent or Subsidiary.

2.14 “Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

2.15 “Dividend Equivalents” shall have the meaning set forth in Section 10.5.

2.16 “Employee” shall mean any employee of the Company or any Parent or Subsidiary.

2.17 “Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules promulgated thereunder, as amended.

2.18 “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be determined as follows:

(i) If the Shares are listed on any established stock exchange or a national market system, including without limitation, the Nasdaq Stock Market, the Fair Market Value of a Share will be the closing sales price for such Shares (or the closing bid, if no sales are reported) as quoted on that exchange or system (or the exchange or system with the greatest volume of trading in Shares) on the day of determination, as reported in The Wall Street Journal or any other source the Committee considers reliable. Unless otherwise provided by the Committee, if there is no closing sales price (or closing bid if no sales are reported) for the Shares on the day of determination, then the Fair Market Value shall be the closing sales price (or closing bid if no sales were reported) for the Shares on the last preceding date for which such quotation exists.

(ii) If the Shares are not listed on an established stock exchange or a national market system, the Fair Market Value of a Share will be determined in good faith by the Committee with reference to the earnings history, book value and prospects of the Company in light of market conditions generally, and any other factors the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding.

2.19 “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50 percent of the beneficial interest, a foundation in which these persons control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

2.20 “Incentive Stock Option” means an Option which qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.21 “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.22 “Other Stock Unit Award” shall have the meaning set forth in Section 8.1.

2.23 “Parent” means a “parent corporation” with respect to the Company, whether now or later existing, as defined in Section 424(e) of the Code.

2.24 “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.25 “Payee” shall have the meaning set forth in Section 11.1.

2.26 “Prior Plan” means the Company’s 2007 Equity and Performance Incentive Plan, as amended and restated prior to the original April 11, 2019 effective date of this Plan.

2.27 “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.28 “Restricted Period” shall have the meaning set forth in Section 7.1.

2.29 “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.30 “Shares” shall mean the shares of common stock of the Company, par value $0.01 per share.

2.31 “Stock Appreciation Right” shall mean a right granted to a Participant pursuant to Article VI.

2.32 “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.33 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines as permitted by Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, or other applicable rule.

ARTICLE III

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 10.2, the total number of Shares authorized for grant under this Plan shall be 10,898,803 consisting of: (i) 3,848,803 Shares originally reserved for issuance under the Plan, (ii) an additional 3,300,000 Shares approved at the 2022 Annual Meeting of Stockholders, (iii) an additional 3,750,000 Shares subject to stockholder approval at the 2025 Annual Meeting of Stockholders, plus (iv) any Shares subject to awards granted under the Prior Plan, which such awards were outstanding as of

April 11, 2019 and which have subsequently been forfeited, have expired or have otherwise terminated, or which hereafter are forfeited, expire or otherwise terminate, without issuance of Shares, or were or are settled for cash or otherwise did not and do not result in the issuance of Shares. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted, regardless of the number of shares actually delivered pursuant to such Awards. For purposes of the preceding sentence, Awards that are valued by reference to the value of Shares shall be treated and counted as though such Award constituted an award of a number of Shares equal to the number of Shares taken into account in such valuation. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights (including, but not limited to, Shares delivered in satisfaction of Dividend Equivalents) shall be counted against this limit as two and one-half (2.5) Shares for every one Share granted.

(b) If any Shares subject to an Award or to an award under the Prior Plan are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plan is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 3.1(e) below.

(c) In the event that (i) any Option or other Award granted under this Plan or any option or award granted under the Prior Plan is exercised through net-settlement, the tendering of Shares (either actually, by attestation, or by the giving of instructions to a broker to remit to the Company that portion of the sales price required to pay the exercise price) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Options or Awards under this Plan or options or awards under a Prior Plan are satisfied by the tendering of Shares (either actually, by attestation, or by the giving of instructions to a broker to remit to the Company that portion of the sales price required to pay the exercise price) or by the withholding of Shares by the Company, then the Shares so net-settled, tendered or withheld shall not again be available for Awards under the Plan. Upon the exercise of Stock Appreciation Rights that are settled in Shares, the full number of Stock Appreciation Rights (rather than the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under this Plan. In addition, Shares repurchased on the open market with the proceeds from the exercise of an Option shall not again be made available for issuance under this Plan.

(d) Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or consultants of such acquired or combined company before such acquisition or combination.

(e) Any Shares that again become available for grant pursuant to this Article III shall be added back as one Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and as two and one-half (2.5) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

3.2 Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

ARTICLE IV

ELIGIBILITY AND ADMINISTRATION

4.1 Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant. Only Employees may receive awards of Incentive Stock Options.

4.2 Administration.

(a) The Plan shall be administered by the Committee, constituted as follows:

(i) The Committee will consist of the Board, or a committee designated by the Board, which Committee will be constituted to satisfy Applicable Laws. Once appointed, a Committee will serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, unless the Board expressly resolves to the contrary, while the Company is registered pursuant to Section 12 of the Exchange Act, the Plan will be administered only by the Compensation Committee of the Board (or such other committee designated by the Compensation Committee of the Board), consisting of no fewer than two Directors, each of whom is (A) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act, and (B) an “independent director” for purpose of the rules and regulations of the Nasdaq Stock Market or other exchange or quotation system on which the Shares are principally traded.

(ii) The Plan may be administered by different bodies with respect to Directors, officers who are not Directors, and Employees and Consultants who are neither Directors nor officers.

(b) The Committee shall have full discretion, power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Consultants and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder and the form and content of any Award Agreement; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to the provisions of the Plan; (vi) determine whether, to what extent and under what circumstances any Award shall be modified, amended, canceled or suspended; (vii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) subject to Section 10.5, determine whether any Award will have Dividend Equivalents; (xi) determine whether, to what extent, and under what circumstances cash, Shares, or other property payable with respect to an Award shall be deferred either automatically or at the election of the Participant; provided that the Committee shall use good faith efforts to avoid taking an action that would subject the Participant to a penalty tax under Section 409A(a)(1) of the Code; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(d) The Committee may delegate to a committee of one or more Directors of the Company or, to the extent permitted by Applicable Law, to one or more officers or a committee of officers, the authority to grant Awards to Employees and officers of the Company who are not Directors or “officers” (as such term is defined by Rule 16a-1(f) of the Exchange Act), and to cancel or suspend Awards to Employees and officers of the Company who are not Directors or “officers” (as such term is defined by Rule 16a-1(f) of the Exchange Act).

4.3 Minimum Vesting Requirements. Notwithstanding any other provision of the Plan, Awards granted under the Plan after June 8, 2022 shall vest no earlier than the first anniversary of the date of grant of the Award (excluding, for this purpose, any (a) Substitute Awards, (b) shares delivered in lieu of fully vested cash Awards, and (c) Awards to Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders (but not less than 50 weeks)); provided, that, the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3.1(a) (subject to adjustment under Section 10.2); provided, further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change of Control (in accordance with Article IX), in the terms of the Award or otherwise.

ARTICLE V

OPTIONS

5.1 Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms, restrictions and conditions of this Article V and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2 Award Agreements. All Options granted pursuant to this Article V shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article V may hold more than one Option granted pursuant to the Plan at the same time.

5.3 Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article V shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 10.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or for another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the Nasdaq Stock Market or other exchange or quotation system on which the Shares are principally traded.

5.4 Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

5.5 Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian, beneficiary, or legal representative, or Family Members, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) with the consent of the Committee, by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) with the consent of the Committee, by delivery of a properly executed exercise notice together with any other documentation as the

Committee and the Participant’s broker, if applicable, require to effect an exercise of the Option and delivery to the Company of the sale or other proceeds (as permitted by Applicable Law) required to pay the exercise price, (f) through any other method specified in an Award Agreement, or (g) any combination of any of the foregoing. In connection with a tender of previously acquired Shares pursuant to clause (b) above, the Committee, in its sole discretion, may permit the Participant to constructively exchange Shares already owned by the Participant in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.6 Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.7 Incentive Stock Options. With respect to the Options that may be granted by the Committee under the Plan, the Committee may grant Options intended to qualify as Incentive Stock Options to any Employee of the Company or any Parent or Subsidiary, subject to the requirements of Section 422 of the Code. The Award Agreement of an Option intended to qualify as an Incentive Stock Option shall designate the Option as an Incentive Stock Option. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options shall be 7,148,803 Shares. Notwithstanding the provisions of Section 5.3, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the provisions of Section 5.4, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the maximum term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Award Agreement. Notwithstanding the foregoing, if the Shares subject to an Employee’s Incentive Stock Options (granted under all plans of the Company or any Parent or Subsidiary), which become exercisable for the first time during any calendar year, have a Fair Market Value in excess of $100,000, the Options accounting for this excess will be not be treated as Incentive Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time of grant.

5.8 Termination of Employment or Consulting Relationship or Directorship. If a Participant holds exercisable Options on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, but including death or Disability), the Participant may exercise the Options that were vested and exercisable as of the date of termination until the end of the original term or for the period set forth in the Award Agreement or determined by the Committee, whichever is earlier. If the Participant is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option will revert to the Plan, unless otherwise set forth in the Award Agreement or determined by the Committee. If the Participant does not exercise an Option within the time specified after termination, that Option will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1 Grant and Exercise. The Committee may provide Stock Appreciation Rights either alone or in addition to other Awards upon such terms, restrictions and conditions as the Committee may establish in its sole discretion. Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the exercise price of the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, payment shall be made in whole Shares or cash as determined by the Committee. Any Stock Appreciation Right shall be subject to the terms and conditions of this Article VI and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

6.2 Award Agreements. All Stock Appreciation Rights granted pursuant to this Article VI shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of a Stock Appreciation Right pursuant to the Plan shall impose no obligation on the recipient to exercise such Stock Appreciation Right. Any individual who is granted a Stock Appreciation Right pursuant to this Article VI may hold more than one Stock Appreciation Right granted pursuant to the Plan at the same time. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

6.3 Exercise Price. Other than in connection with Substitute Awards, the exercise price per each Share under any Stock Appreciation Right granted pursuant to this Article VI shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Stock Appreciation Right. Other than pursuant to Section 10.2, the Committee shall not be permitted to (a) lower the exercise price per Share of a Stock Appreciation Right after it is granted, (b) cancel a Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or for another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to a Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the Nasdaq National Market System or other exchange or quotation system on which the Shares are principally traded.

6.4 Term of Stock Appreciation Right. The term of each Stock Appreciation Right shall be fixed by the Committee in its sole discretion; provided that no Stock Appreciation Right shall be exercisable after the expiration of ten years from the date the Stock Appreciation Right is granted.

6.5 Exercise of Stock Appreciation Rights. Vested Stock Appreciation Rights granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian, beneficiary, or legal representative, or Family Members, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Stock Appreciation Rights to be exercised. The notice of exercise shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Stock Appreciation Right granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

6.6 Termination of Employment or Consulting Relationship or Directorship. If a Participant holds exercisable Stock Appreciation Rights on the date his or her Continuous Status as an Employee, Director or Consultant terminates (other than because of termination due to Cause, but including death or Disability), the Participant may exercise the Stock Appreciation Rights that were vested and exercisable as of the date of termination until the end of the original term or for the period set forth in the Award Agreement or determined by the Committee, whichever is earlier. If the Participant is not entitled to exercise all of his or her Stock Appreciation Rights at the date of such termination, the Shares covered by the unexercisable portion of the Stock Appreciation Rights will revert to the Plan, unless otherwise set forth in the Award Agreement or determined by the Committee. If the Participant does not exercise a Stock Appreciation Right within the time specified after termination, that Stock Appreciation Right will expire, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Committee.

ARTICLE VII

RESTRICTED STOCK AWARDS

7.1 Grants. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”). A Restricted Stock Award shall be subject to terms, conditions and restrictions imposed by the Committee covering a period of time specified by the Committee (the “Restricted Period”). The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

7.2 Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

7.3 Rights of Holders of Restricted Stock. Except as otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however that the Award Agreement may provide that any Shares or any other property (including cash) distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares.

ARTICLE VIII

OTHER STOCK UNIT AWARDS

8.1 Other Stock Unit Awards. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards shall be paid in Shares or cash. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees, Consultants and Directors to whom and the time or times at which such Other Stock Unit Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other terms, conditions and restrictions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

8.2 Terms and Conditions. Shares (including securities convertible into Shares) subject to Awards granted under this Article VIII may be issued for no consideration or for such minimum consideration as may be required by Applicable Law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Article VIII shall be purchased for such consideration as the Committee shall determine in its sole discretion.

ARTICLE IX

CHANGE OF CONTROL PROVISIONS

9.1 Impact of Change of Control. The terms of any Award may provide in the Award Agreement evidencing the Award, or the Committee may determine in its discretion, that, upon a Change of Control of the Company, (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control immediately vest and become exercisable in full or in part, (b) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock becomes free of some or all restrictions and limitations and becomes partially or fully vested, (c) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse in full or in part, and such Other Stock Unit Awards or such other Awards shall become free of some or all restrictions, limitations or conditions and become partially or fully vested and transferable, and (d) such other additional benefits, changes or adjustments as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, (x) each Option and Stock Appreciation Right shall remain exercisable for only a limited period of time determined by the Committee (provided that they remain exercisable for at least 30 days after notice of such action is given to the Participants), or (y) each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

9.2 Assumption Upon Change of Control. The terms of any Award Agreement may also provide that, if in the event of a Change of Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall not be accelerated as described in clauses (a), (b) and (d) of Section 9.1. For the purposes of this Section 9.2, an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, an Award Agreement may provide that, in the event of a termination of a Participant’s employment in such successor company within a specified time period following such Change of Control, all or part of any such Award held by such Participant at the time of the Change of Control shall be accelerated as described in Sections 9.1(a), (b) and (d) above.

ARTICLE X

GENERALLY APPLICABLE PROVISIONS

10.1 Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by Applicable Law; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 10.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.3, (e) increase the maximum permissible term of any Option specified by Section 5.4 or of any Stock Appreciation Right specified in Section 6.4, or (f) permit the issuance of Dividend Equivalents with respect to Options or Stock Appreciation Rights. In addition, no amendments to, or termination of, the Plan (other than by reason of the failure of stockholders to approve the Plan in the manner set forth in Section 11.12) shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

10.2 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

10.3 Transferability of Awards. Except as provided below, no Award, and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, to the extent that the Committee so authorizes in the Award Agreement or otherwise, an Award other than an Incentive Stock Option may be assigned, in whole or in part, during the Participant’s lifetime to one or more Family Members of the Participant. Rights under the assigned portion may be exercised by the Family Member(s) who acquire a proprietary interest in such Award pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Award immediately before such assignment and shall be set forth in such documents issued to the assignee as the Committee deems appropriate.

(a) Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any Awards that remain unexercised in the event of the Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. The Participant may change such designation of beneficiary at any time by written notice to the Committee, subject to the above spousal consent requirement.

(b) Effect of No Designation. If a Participant dies and there is no beneficiary validly designated and living at the time of the Participant’s death, the Company will deliver such Participant’s Awards to the executor or administrator of his or her estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Awards to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) Death of Spouse or Dissolution of Marriage. If a Participant designates his or her spouse as beneficiary, that designation will be deemed automatically revoked if the Participant’s marriage is later dissolved. Similarly, any designation of a beneficiary will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the Participant. Without limiting the generality of the preceding sentence, the interest in Awards of a spouse of a Participant who has predeceased the Participant or whose marriage has been dissolved will automatically pass to the Participant, and will not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor will any such interest pass under the laws of intestate succession.

10.4 Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant’s Continuous Status as an Employee, Director, or Consultant ceases, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s Continuous Status as an Employee, Director or Consultant will be determined by the Committee, which determination will be final.

10.5 Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested; provided, however, notwithstanding the foregoing, Dividend Equivalents may not be awarded in respect of Options or Stock Appreciation Rights. Notwithstanding the foregoing, with respect to an Award that becomes vested based on Continuous Status as an Employee, Director or Consultant, Dividend Equivalents shall accrue, but shall not be payable prior to the date (if any) that the underlying Award (or applicable portion thereof) vests.

ARTICLE XI

MISCELLANEOUS

11.1 Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or to the Participant’s executors, administrators, guardian, beneficiary, or legal representative, or Family Members) (any such person, a “Payee”) net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Rights, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award, or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares otherwise deliverable in connection with the Award with a value not to exceed the maximum statutory tax rate of the Participant’s applicable jurisdiction(s) (or such other rate as may be necessary to avoid classification of the Award as a liability for financial accounting purposes). If Shares acquired upon exercise of any Incentive Stock Option are disposed of in a disposition that, under Section 422 of the Code, disqualifies the holder from the application of Section 421(a) of the Code, the holder of the Shares immediately before the disposition will comply with any requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled in such event.

11.2 Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Consultant or Director the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such

Employee, Consultant or Director at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

11.3 Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

11.4 Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant may be canceled in the discretion of the Committee if the Participant’s Continuous Status as an Employee, Director or Consultant is terminated for Cause, or if, after the termination of the Participant’s Continuous Status as an Employee, Director, or Consultant, the Committee determines that Cause existed before such termination.

11.5 Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the provisions of this Plan, the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.6 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under Applicable Law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

11.7 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

11.8 Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

11.9 Construction. All references in the Plan to “Section,” “Sections,” or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

11.10 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the

Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan. Proceeds from the sales of Shares pursuant to Awards shall constitute general funds of the Company.

11.11 Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

11.12 Effective Date of Plan; Termination of Plan. The Plan as amended and restated shall be effective as of April 7, 2025, subject to the approval of the Plan, within 12 months thereafter, by affirmative votes representing a majority of the votes cast under Applicable Laws at a duly constituted meeting of the stockholders of the Company. Notwithstanding any other provision of the Plan to the contrary, if stockholders of the Company do not approve the Plan as amended, the Plan as in effect prior to its amendment and restatement shall continue in full force and effect and all Awards granted under the Plan and the Prior Plan shall remain subject to their existing terms. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the original effective date of the Plan (e.g., April 11, 2029) (unless the Board sooner suspends or terminates the Plan under Section 10.1), on which date the Plan will expire except as to Awards then outstanding under the Plan (which Awards shall remain in effect until they have been exercised or terminated, or have expired).

11.13 Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

11.14 Prior Plan. Upon approval of the Plan by the Company’s stockholders on June 7, 2019, the Prior Plan was automatically cancelled, effective as of April 11, 2019 (the original effective date of the Plan), and no further grants or awards have been made under the Prior Plan. Grants and awards made under the Prior Plan before the date of such cancellation, however, shall continue in effect in accordance with their terms.

11.15 Other Company Compensation Plans. Shares available for Awards under the Plan may be used by the Company as a form of payment of compensation under other Company compensation plans, whether or not existing on the date hereof. To the extent any Shares are used as such by the Company, such Shares will reduce the then number of Shares available under Article III of the Plan for future Awards.

11.16 Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on another electronic bulletin board system.

11.17 No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

11.18 Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Committee determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into such Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule. Each installment of an Award that vests under the Plan is intended to be a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2), unless otherwise expressly set forth in the Award Agreement.

11.19 Non-Exempt Employees. No Award granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six (6) months following the date of grant. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Change of Control, or (iii) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any vested Awards may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to provide that any income derived by a non-exempt employee in connection with the exercise or vesting of an Award will be exempt from the Participant’s regular rate of pay.

11.20 Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., consent of the Committee, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control.

11.21 Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

 BIG 5 SPORTING GOODS CORPORATION

 2525 E. EL SEGUNDO BLVD.

 EL SEGUNDO, CA 90245

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 9, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BGFV2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 9, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66437-P29919      KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.      DETACH AND RETURN THIS PORTION ONLY

BIG 5 SPORTING GOODS CORPORATION
The Board of Directors recommends you vote FOR the following:

1.	Election of Two Class B Directors

	Nominees:		For	Against	Abstain

	1a.	Lily W. Chang	☐	☐	☐

	1b.	Van B. Honeycutt	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.		For	Against	Abstain

2.	Approval of the compensation of the Company’s named executive officers as described in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.		For	Against	Abstain

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2025.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.		For	Against	Abstain

4.	Approval of the Company’s Amended and Restated 2019 Equity Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders

to be held on June 10, 2025:

The Proxy Statement and 2024 Annual Report to Stockholders are available at www.proxyvote.com.

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V66438-P29919

BIG 5 SPORTING GOODS CORPORATION

Annual Meeting of Stockholders

June 10, 2025 10:00 AM Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation (the “Company”) and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints Steven G. Miller, Barry D. Emerson and Ian R. Landgreen, or any of them, with full power of substitution and resubstitution in each, as attorneys and proxies of the undersigned.

Said proxies are hereby given authority to vote all shares of common stock of the Company which the undersigned may be entitled to vote at the 2025 Annual Meeting of Stockholders of the Company and at any and all adjournments or postponements thereof on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THIS PROXY. IF NO DIRECTION IS MADE, THE PROXIES ARE AUTHORIZED TO VOTE: “FOR” THE NOMINEES LISTED ON THE REVERSE SIDE OR SUCH SUBSTITUTE NOMINEE(S) FOR DIRECTORS AS THE BOARD OF DIRECTORS OF THE COMPANY SHALL SELECT; “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS; “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025; AND "FOR" THE APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING (AND ANY SUCH ADJOURNMENTS OR POSTPONEMENTS).

Continued and to be signed on reverse side